Blossom Corners - I

                          SUPPLEMENT DATED _____, 1998
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1998

                       Florida Income Growth Fund V, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                    (General Partner: Baron Capital XI, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1998 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust, the general partner of the Operating Partnership (the "Trust"), and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Limited Partners may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders").

o Limited Partners who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

---------------------------------------------------------------------------------------------------------------------

                                       TABLE OF EXCHANGE VALUES

---------------------------------------------------------------------------------------------------------------------
Valuation of         Aggregate Number of Units          Number of Units               Percentage of Units offered
the Exchange         offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)       Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                     Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                        (dollar value)(2)             limited partners in all
                                                                                      partnerships participating in
                                                                                      the initial transactions of the
                                                                                      Exchange Offering

 $2,195,000          125,475 Units ($1,254,750)          109 Units ($1,090)                       8.95%
---------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


(1) Based on the appraised market value of the Exchange Partnership's interest in residential apartment property and other considerations discussed below at "Valuation Method."

(2) Valuation of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit to be issued has an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1998
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1998

                                  INTRODUCTION

     The Trust and the Operating Partnership constitute a self-administered and self-managed real estate company which has been organized to acquire equity interests in existing residential apartment properties located in the United States and to provide or acquire debt financing secured by mortgages on such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering and Units it will issue in the Exchange Offering and other transactions to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Florida Income Growth Fund V, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and all other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 13 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in a residential apartment property and, in one case, a subordinated mortgage interest secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the 14 Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of offerees accept the offering such that the offering involves the issuance of Units with an initial value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership whose limited partners holding at least 90% of the limited partnership interest therein elect to accept the offering.

     The initial transactions of the Exchange Offering involve 14 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties") which consist of an aggregate of 849 residential units (comprised of studio, one, two, three and four-bedroom units). Ten of the properties are located in Florida, one property in Georgia, one property in Indiana and two properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     For purposes of the Exchange Offering, the 14 Exchange Partnerships have been valued at $33,638,991. The value is based on an appraisal performed by a qualified and licensed independent appraisal firm on each property in which a respective partnership owns a direct or indirect interest. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily valued at $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares. If the Exchange Offering is fully completed in respect of all 14 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the property interests indirectly acquired will have an aggregate purchase price of approximately $33,638,991, comprised of Units to be issued with an initial value of approximately $14,017,080 plus first mortgage and other indebtedness of approximately $19,424,161 to which the underlying properties are subject. The property interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering (with an initial value of approximately $10,982,920) have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to convert all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10 per share. As of the date of this Supplement, the Trust has sold SK fill in when supplement is ready Common Shares in the Cash Offering (representing gross proceeds of $SK fill in when supplement is ready). The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293. The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $8,000 to $14,000 (aggregate amount approximately $200,000) to certain real estate partnerships managed by affiliates of the Managing Shareholder, including each of the Exchange Partnerships. In exchange, the Operating Partnership received a special non-voting limited partnership interest in such partnerships. Each partnership interest acquired by the Operating Partnership is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information describing the foregoing investments made by the Operating Partnership to date, first mortgage financing to which property interests acquired are subject and financial statements reflecting the results of operations of the properties. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder.

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership by the Operating Partnerships after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in June 1995. In November 1995, Baron Capital XI, Inc., the General Partner of the Exchange Partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 2,300 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $1,150,000). The offering was fully subscribed and closed in February 1997. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 70-unit residential apartment property referred to as the Blossom Corners Apartment Property (Phase I) located in Orlando, Florida.

     The property is subject to a first mortgage having a principal balance at May 31, 1998 of approximately $1,030,195, a fixed interest rate of 9.04% and a maturity date of November 2006. The loan amortizes on a 25-year basis.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables entitled "Property Information" and "Mortgage Information" on pages ___ and ____ of the Prospectus and Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering; Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder, the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership has been estimated at $2,195,000. The value is based on an appraisal performed on the partnership's direct or indirect property interests by a qualified and licensed independent appraisal firm. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership and each of the other Exchange Partnerships differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition.

     The General Partner of the Exchange Partnership believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to (i) the appraised value of the property interests held by the Exchange Partnership, (ii) the current principal balance of mortgage financing secured by the underlying property,
(iii) other assets and liabilities of the partnership and (iv) the valuation of Units to be offered to the Limited Partners in the Exchange Offering:


Appraised value of property interests:                                          $2,195,000

Cash and cash equivalent assets:                                                $17,634

Other assets:                                                                   N/A

5/31/98 principal balance of mortgage financing
secured by property:                                                            $1,030,195

Other liabilities:                                                              $16,524

Value assigned to the Partnership(1):                                           $2,195,000

Aggregate number of Units offered to all Limited
Partners in the Partnership (dollar value)(2):                                  125,475 Units ($1,254,750)

Number of Units offered to each Limited Partner
in the Partnership per $1,000 of original
investment (dollar value)(2):                                                   109 Units ($1,090)

Percentage of all Units offered to the Limited
Partners in the Partnership in relation to the
maximum number of Units offered to Limited
Partners in all Exchange Partnerships:                                          8.95%

Capital contributions made by Original Investors to Partnership:                $100,000 cash; waiver of all ongoing fees payable to
                                                                                General Partner of Partnership; assignment to the
                                                                                Operating Partnership of all back-end interests of
                                                                                the General Partner in the Partnership; and
                                                                                advancement to date of at least $300,000 in
                                                                                formative expenses.

------------------------

(1) Based on the appraised market value of the Exchange Partnership's interest in residential apartment property and other considerations discussed herein.

(2) Valuation of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit to be issued has an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in the Cash Offering. As described above at "The Exchange Offering," Unitholders may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership in June 1995 through May 31, 1998, the aggregate amount of compensation paid to the General Partner in connection with the operation of the partnership (excluding commissions and fees in connection with the original private offering) has been approximately $10,000. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner would not have been entitled to be paid any compensation or cash distributions during such period.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) have each received an amount of Operating Partnership Units which are exchangeable (with certain restrictions described below) into 9.5% of the Common Shares of the Trust outstanding after the completion of the Cash Offering and the Exchange Offering, on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. As described further below, Mr. McGrath and Mr. Geiger have deposited such Units into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     The Original Investors' consideration for the Units issued to them include
(1) an initial cash contribution of $100,000 to the Operating Partnership; (2) an assignment to the Operating Partnership or waiver of all future economic interests (including back end interests and administrative fees) attributable to the corporate general partners including the General Partner, which manage Participating Exchange Partnerships; and (3) the advancement to date of in excess of $300,000 in formative expenses, including the support of the activities of the entire operating staff of an affiliate of the Managing Shareholder in connection with the offerings.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. Furthermore, although the Original Investors will retain any voting rights to which the escrowed Units are entitled, as long as the Units are escrowed, any dividends paid on the escrowed Units will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

            1996:                               $77,039.00
            1997:                               $114,987.67
            1998 (through
              May 31st):                        $39,000.00

                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "Selected Financial Data" contains selected audited operating data for the 14 Exchange Properties and two properties in which the Operating Partnership has acquired an interest as of the date of this Supplement (the "Acquired Properties"), on a consolidated basis for the twelve-month periods ended December 31, 1996 and December 31, 1997, and selected unaudited operating data for such properties on a consolidated basis for the five-month period ended May 31, 1998. The data was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to the Exchange Properties. The statements of revenues and certain expenses, including the notes thereto, for the 14 Exchange Partnerships are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The statements should be reviewed by the Limited Partners prior to making a decision whether or not to accept the Exchange Offering. The statements of revenues and certain expenses exclude material expenses described in the notes thereto (including partnership administrative expenses, major maintenance, depreciation, amortization and professional fees) that would not be comparable to those resulting from the proposed future operations of the Exchange Properties and the Acquired Properties.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2025 (the year of the fortieth anniversary of its formation), unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including (i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust: Terminates on December 31, 2098 unless terminated earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions; the General Partner is then entitled to receive a similar return on its capital contribution. Thereafter, the Limited Partners are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 70%/30%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partner and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto.

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the

Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e, Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating Partnership: The Trust, as general partner of the Operating Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating

Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is also entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at " - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                    Bridge Point

                          SUPPLEMENT DATED _____, 1998
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1998

                     Florida Capital Income Fund III, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                   (General Partner: Baron Capital VII, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1998 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust, the general partner of the Operating Partnership (the "Trust"), and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Limited Partners may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders").

o Limited Partners who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.


---------------------------------------------------------------------------------------------------------------------

                                            TABLE OF EXCHANGE VALUES

---------------------------------------------------------------------------------------------------------------------
Valuation of         Aggregate Number of Units          Number of Units               Percentage of Units offered
the Exchange         offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)       Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                     Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                        (dollar value)(2)             limited partners in all
                                                                                      partnerships participating in
                                                                                      the initial transactions of the
                                                                                      Exchange Offering

$1,610,000            88,503 Units ($885,030)           111 Units ($1,110)            6.31%
---------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS

(1) Based on the appraised market value of the Exchange Partnership's interest in residential apartment property and other considerations discussed below at "Valuation Method."

(2) Valuation of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit to be issued has an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1998
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1998

                                  INTRODUCTION

     The Trust and the Operating Partnership constitute a self-administered and self-managed real estate company which has been organized to acquire equity interests in existing residential apartment properties located in the United States and to provide or acquire debt financing secured by mortgages on such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering and Units it will issue in the Exchange Offering and other transactions to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Florida Capital Income Fund III, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and all other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 13 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in a residential apartment property and, in one case, a subordinated mortgage interest secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the 14 Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of offerees accept the offering such that the offering involves the issuance of Units with an initial value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership whose limited partners holding at least 90% of the limited partnership interest therein elect to accept the offering.

     The initial transactions of the Exchange Offering involve 14 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties") which consist of an aggregate of 849 residential units (comprised of studio, one, two, three and four-bedroom units). Ten of the properties are located in Florida, one property in Georgia, one property in Indiana and two properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     For purposes of the Exchange Offering, the 14 Exchange Partnerships have been valued at $33,638,991. The value is based on an appraisal performed by a qualified and licensed independent appraisal firm on each property in which a respective partnership owns a direct or indirect interest. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily valued at $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares. If the Exchange Offering is fully completed in respect of all 14 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the property interests indirectly acquired will have an aggregate purchase price of approximately $33,638,991, comprised of Units to be issued with an initial value of approximately $14,017,080 plus first mortgage and other indebtedness of approximately $19,424,161 to which the underlying properties are subject. The property interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering (with an initial value of approximately $10,982,920) have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to convert all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10 per share. As of the date of this Supplement, the Trust has sold SK fill in when supplement is ready Common Shares in the Cash Offering (representing gross proceeds of $SK fill in when supplement is ready). The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293. The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $8,000 to $14,000 (aggregate amount approximately $200,000) to certain real estate partnerships managed by affiliates of the Managing Shareholder, including each of the Exchange Partnerships. In exchange, the Operating Partnership received a special non-voting limited partnership interest in such partnerships. Each partnership interest acquired by the Operating Partnership is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information describing the foregoing investments made by the Operating Partnership to date, first mortgage financing to which property interests acquired are subject and financial statements reflecting the results of operations of the properties. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder.

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership by the Operating Partnerships after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in April 1995. In May 1995, Baron Capital VII, Inc., the General Partner of the Exchange Partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 1,600 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $800,000). The offering was fully subscribed and closed in November 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 48-unit residential apartment property referred to as the Bridge Point Apartment Property located in Jacksonville, Florida.

     The property is subject to a first mortgage having a principal balance at May 31, 1998 of approximately $716,752, a fixed interest rate of 9.52% and a maturity date of July 2006. The loan amortizes on a 25-year basis.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables entitled "Property Information" and "Mortgage Information" on pages ___ and ____ of the Prospectus and Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering; Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                      CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder, the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership has been estimated at $1,610,000. The value is based on an appraisal performed on the partnership's direct or indirect property interests by a qualified and licensed independent appraisal firm. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership and each of the other Exchange Partnerships differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition.

     The General Partner of the Exchange Partnership believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to (i) the appraised value of the property interests held by the Exchange Partnership, (ii) the current principal balance of mortgage financing secured by the underlying property,
(iii) other assets and liabilities of the partnership and (iv) the valuation of Units to be offered to the Limited Partners in the Exchange Offering:


Appraised value of property interests:                $1,610,000

Cash and cash equivalent assets:                      $9,591

Other assets:                                         N/A

5/31/98 principal balance of mortgage financing
secured by property:                                  $716,752

Other liabilities:                                    $10,791

Value assigned to the Partnership(1):                 $1,610,000

Aggregate number of Units offered to all Limited
Partners in the Partnership (dollar value)(2):        88,503 Units ($885,030)

Number of Units offered to each Limited Partner
in the Partnership per $1,000 of original
investment (dollar value)(2):                         111 Units ($1,110)

Percentage of all Units offered to the Limited
Partners in the Partnership in relation to the
maximum number of Units offered to Limited
Partners in all Exchange Partnerships:                6.31%

Capital contributions made by Original                $100,000 cash; waiver of
Investors to Partnership:                             all ongoing fees payable
                                                      to General Partner of
                                                      Partnership; assignment to
                                                      the Operating Partnership
                                                      of all back-end interests
                                                      of the General Partner in
                                                      the Partnership; and
                                                      advancement to date of at
                                                      least $300,000 in
                                                      formative expenses. Value
                                                      assigned to the Original
                                                      Investors' contribution to
                                                      Partnership:

----------
(1) Based on the appraised market value of the Exchange Partnership's interest in residential apartment property and other considerations discussed herein.

(2) Valuation of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit to be issued has an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in the Cash Offering. As described above at "The Exchange Offering," Unitholders may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership in April 1995 through May 31, 1998, the General Partner has not been paid any compensation in connection with the operation of the partnership (excluding commissions and fees in connection with the original private offering). During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner would not have been entitled to be paid any compensation or cash distributions during such period.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) have each received an amount of Operating Partnership Units which are exchangeable (with certain restrictions described below) into 9.5% of the Common Shares of the Trust outstanding after the completion of the Cash Offering and the Exchange Offering, on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. As described further below, Mr. McGrath and Mr. Geiger have deposited such Units into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     The Original Investors' consideration for the Units issued to them include
(1) an initial cash contribution of $100,000 to the Operating Partnership; (2) an assignment to the Operating Partnership or waiver of all future economic interests (including back end interests and administrative fees) attributable to the corporate general partners including the General Partner, which manage Participating Exchange Partnerships; and (3) the advancement to date of in excess of $300,000 in formative expenses, including the support of the activities of the entire operating staff of an affiliate of the Managing Shareholder in connection with the offerings.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. Furthermore, although the Original Investors will retain any voting rights to which the escrowed Units are entitled, as long as the Units are escrowed, any dividends paid on the escrowed Units will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

            1995:                               $22,482.00
            1996:                               $79,867.00
            1997:                               $80,000.00
            1998 (through
              May 31st):                        $17,000.00

                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "Selected Financial Data" contains selected audited operating data for the 14 Exchange Properties and two properties in which the Operating Partnership has acquired an interest as of the date of this Supplement (the "Acquired Properties"), on a consolidated basis for the twelve-month periods ended December 31, 1996 and December 31, 1997, and selected unaudited operating data for such properties on a consolidated basis for the five-month period ended May 31, 1998. The data was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to the Exchange Properties. The statements of revenues and certain expenses, including the notes thereto, for the 14 Exchange Partnerships are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The statements should be reviewed by the Limited Partners prior to making a decision whether or not to accept the Exchange Offering. The statements of revenues and certain expenses exclude material expenses described in the notes thereto (including partnership administrative expenses, major maintenance, depreciation, amortization and professional fees) that would not be comparable to those resulting from the proposed future operations of the Exchange Properties and the Acquired Properties.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2025 (the year of the fortieth anniversary of its formation), unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including (i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust: Terminates on December 31, 2098 unless terminated earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions; the General Partner is then entitled to receive a similar return on its capital contribution. Thereafter, the Limited Partners are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 70%/30%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partner and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto.

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e, Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating Partnership: The Trust, as general partner of the Operating Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is also entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at " - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                   Brookwood Way

                          SUPPLEMENT DATED _____, 1998
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1998

                      Midwest Income Growth Fund VI, Ltd.,
                         a Michigan limited partnership
                          (the "Exchange Partnership")
               (General Partner: Baron Capital of Ohio III, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1998 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust, the general partner of the Operating Partnership (the "Trust"), and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Limited Partners may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders").

o Limited Partners who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

---------------------------------------------------------------------------------------------------------------------

                                               TABLE OF EXCHANGE VALUES

---------------------------------------------------------------------------------------------------------------------
Valuation of         Aggregate Number of Units          Number of Units               Percentage of Units offered
the Exchange         offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)       Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                     Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                        (dollar value)(2)             limited partners in all
                                                                                      partnerships participating in
                                                                                      the initial transactions of the
                                                                                      Exchange Offering

 $1,764,000            30,513 Units ($305,130)           102 Units ($1,020)                      2.18%
---------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


(1) Based on the appraised market value of the Exchange Partnership's interest in residential apartment property and other considerations discussed below at "Valuation Method."

(2) Valuation of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit to be issued has an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                          SUPPLEMENT DATED ____, 1998
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                               DATED _____, 1998

                                  INTRODUCTION

     The Trust and the Operating Partnership constitute a self-administered and self-managed real estate company which has been organized to acquire equity interests in existing residential apartment properties located in the United States and to provide or acquire debt financing secured by mortgages on such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering and Units it will issue in the Exchange Offering and other transactions to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Midwest Income Growth Fund VI, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and all other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 13 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the requity interest in a residential apartment property and, in one case, a subordinated mortgage interest secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the 14 Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of offerees accept the offering such that the offering involves the issuance of Units with an initial value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership whose limited partners holding at least 90% of the limited partnership interest therein elect to accept the offering.

     The initial transactions of the Exchange Offering involve 14 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties") which consist of an aggregate of 849 residential units (comprised of studio, one, two, three and four-bedroom units). Ten of the properties are located in Florida, one property in Georgia, one property in Indiana and two properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     For purposes of the Exchange Offering, the 14 Exchange Partnerships have been valued at $33,638,991. The value is based on an appraisal performed by a qualified and licensed independent appraisal firm on each property in which a respective partnership owns a direct or indirect interest. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily valued at $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares. If the Exchange Offering is fully completed in respect of all 14 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the property interests indirectly acquired will have an aggregate purchase price of approximately $33,638,991, comprised of Units to be issued with an initial value of approximately $14,017,080 plus first mortgage and other indebtedness of approximately $19,424,161 to which the underlying properties are subject. The property interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering (with an initial value of approximately $10,982,920) have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to convert all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10 per share. As of the date of this Supplement, the Trust has sold [SK fill in when supplement is ready] Common Shares in the Cash Offering (representing gross proceeds of $[SK fill in when supplement is ready]). The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293. The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $8,000 to $14,000 (aggregate amount approximately $200,000) to certain real estate partnerships managed by affiliates of the Managing Shareholder, including each of the Exchange Partnerships. In exchange, the Operating Partnership received a special non-voting limited partnership interest in such partnerships. Each partnership interest acquired by the Operating Partnership is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information describing the foregoing investments made by the Operating Partnership to date, first mortgage financing to which property interests acquired are subject and financial statements reflecting the results of operations of the properties. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder.

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership by the Operating Partnerships after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Michigan limited partnership in March 1996. In March 1996, Baron Capital of Ohio III, Inc. (formerly named Sigma Financial Capital VI, Inc.), the General Partner of the Exchange Partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 600 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $300,000). The offering was fully subscribed and closed in October 1996. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 66-unit residential apartment property referred to as the Brookwood Way Apartment Property located in Mansfield, Ohio.

     The property is subject to a first mortgage having a principal balance at May 31, 1998 of approximately $1,058,868, a fixed interest rate of 9.04% and a maturity date of December 2006. The loan amortizes on a 25-year basis.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables entitled "Property Information" and "Mortgage Information" on pages ___ and ____ of the Prospectus and Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering; Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder, the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership has been estimated at $1,764,000. The value is based on an appraisal performed on the partnership's direct or indirect property interests by a qualified and licensed independent appraisal firm. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership and each of the other Exchange Partnerships differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition.

     The General Partner of the Exchange Partnership believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

o The General Partner believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to (i) the appraised value of the property interests held by the Exchange Partnership, (ii) the current principal balance of mortgage financing secured by the underlying property,
(iii) other assets and liabilities of the partnership and (iv) the valuation of Units to be offered to the Limited Partners in the Exchange Offering:


Appraised value of property interests:                                          $1,764,000

Cash and cash equivalent assets:                                                $24,926

Other assets:                                                                   N/A

5/31/98 principal balance of mortgage financing
secured by property:                                                            $1,058,868

Other liabilities:                                                              $31,151

Value assigned to the Partnership(1):                                           $1,764,000

Aggregate number of Units offered to all Limited
Partners in the Partnership (dollar value)(2):                                  30,513 Units ($305,130)

Number of Units offered to each Limited Partner
in the Partnership per $1,000 of original
investment (dollar value)(2):                                                   102 Units ($1,020)

Percentage of all Units offered to the Limited
Partners in the Partnership in relation to the
maximum number of Units offered to Limited
Partners in all Exchange Partnerships:                                          2.18%

Capital contributions made by Original Investors to Partnership:                $100,000 cash; waiver of all ongoing fees payable to
                                                                                General Partner of Partnership; assignment to the
                                                                                Operating Partnership of all back-end interests of
                                                                                the General Partner in the Partnership; and
                                                                                advancement to date of at least $300,000 in
                                                                                formative expenses.

----------
(1) Based on the appraised market value of the Exchange Partnership's interest in residential apartment property and other considerations discussed herein.

(2) Valuation of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit to be issued has an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in the Cash Offering. As described above at "The Exchange Offering," Unitholders may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the offering.


                                  COMPENSATION

     From the inception of the Exchange Partnership in June 1996 through May 31, 1998, the aggregate amount of compensation paid to the General Partner in connection with the operation of the partnership (excluding commissions and fees in connection with the original private offering) has been approximately $_______. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner would not have been entitled to be paid any compensation or cash distributions during such period.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) have each received an amount of Operating Partnership Units which are exchangeable (with certain restrictions described below) into 9.5% of the Common Shares of the Trust outstanding after the completion of the Cash Offering and the Exchange Offering, on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. As described further below, Mr. McGrath and Mr. Geiger have deposited such Units into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     The Original Investors' consideration for the Units issued to them include
(1) an initial cash contribution of $100,000 to the Operating Partnership; (2) an assignment to the Operating Partnership or waiver of all future economic interests (including back end interests and administrative fees) attributable to the corporate general partners including the General Partner, which manage Participating Exchange Partnerships; and (3) the advancement to date of in excess of $300,000 in formative expenses, including the support of the activities of the entire operating staff of an affiliate of the Managing Shareholder in connection with the offerings.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. Furthermore, although the Original Investors will retain any voting rights to which the escrowed Units are entitled, as long as the Units are escrowed, any dividends paid on the escrowed Units will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

            1996:                               $12,847.23
            1997:                               $30,000.00
            1998 (through
              May 31st):                        $15,000.00

                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "Selected Financial Data" contains selected audited operating data for the 14 Exchange Properties and two properties in which the Operating Partnership has acquired an interest as of the date of this Supplement (the "Acquired Properties"), on a consolidated basis for the twelve-month periods ended December 31, 1996 and December 31, 1997, and selected unaudited operating data for such properties on a consolidated basis for the five-month period ended May 31, 1998. The data was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to the Exchange Properties. The statements of revenues and certain expenses, including the notes thereto, for the 14 Exchange Partnerships are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The statements should be reviewed by the Limited Partners prior to making a decision whether or not to accept the Exchange Offering. The statements of revenues and certain expenses exclude material expenses described in the notes thereto (including partnership administrative expenses, major maintenance, depreciation, amortization and professional fees) that would not be comparable to those resulting from the proposed future operations of the Exchange Properties and the Acquired Properties.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2025 (the year of the fortieth anniversary of its formation), unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including (i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust: Terminates on December 31, 2098 unless terminated earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions; the General Partner is then entitled to receive a similar return on its capital contribution. Thereafter, the Limited Partners are entitled to receive 70% of any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner, with the General Partner receiving the remaining 30%.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 70%/30%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partner and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto.

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e, Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating Partnership: The Trust, as general partner of the Operating Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating

Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is also entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at " - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                  Camellia Court

                          SUPPLEMENT DATED _____, 1998
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1998

                   Florida Opportunity Income Partners, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                   (General Partner: Baron Capital III, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1998 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust, the general partner of the Operating Partnership (the "Trust"), and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Limited Partners may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders").

o Limited Partners who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

---------------------------------------------------------------------------------------------------------------------

                                       TABLE OF EXCHANGE VALUES

---------------------------------------------------------------------------------------------------------------------
Valuation of         Aggregate Number of Units          Number of Units               Percentage of Units offered
the Exchange         offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)       Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                     Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                        (dollar value)(2)             limited partners in all
                                                                                      partnerships participating in
                                                                                      the initial transactions of the
                                                                                      Exchange Offering

 $1,833,000           84,000 Units ($840,000)            105 Units ($1,050)                       5.99%
---------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


(1) Based on the appraised market value of the Exchange Partnership's interest in residential apartment property and other considerations discussed below at "Valuation Method."

(2) Valuation of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit to be issued has an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1998
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1998

                                  INTRODUCTION

     The Trust and the Operating Partnership constitute a self-administered and self-managed real estate company which has been organized to acquire equity interests in existing residential apartment properties located in the United States and to provide or acquire debt financing secured by mortgages on such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering and Units it will issue in the Exchange Offering and other transactions to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Florida Opportunity Income Partners, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and all other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 13 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in a residential apartment property and, in one case, a subordinated mortgage interest secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the 14 Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of offerees accept the offering such that the offering involves the issuance of Units with an initial value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership whose limited partners holding at least 90% of the limited partnership interest therein elect to accept the offering.

     The initial transactions of the Exchange Offering involve 14 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties") which consist of an aggregate of 849 residential units (comprised of studio, one, two, three and four-bedroom units). Ten of the properties are located in Florida, one property in Georgia, one property in Indiana and two properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     For purposes of the Exchange Offering, the 14 Exchange Partnerships have been valued at $33,638,991. The value is based on an appraisal performed by a qualified and licensed independent appraisal firm on each property in which a respective partnership owns a direct or indirect interest. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily valued at $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares. If the Exchange Offering is fully completed in respect of all 14 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the property interests indirectly acquired will have an aggregate purchase price of approximately $33,638,991, comprised of Units to be issued with an initial value of approximately $14,017,080 plus first mortgage and other indebtedness of approximately $19,424,161 to which the underlying properties are subject. The property interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering (with an initial value of approximately $10,982,920) have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to convert all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10 per share. As of the date of this Supplement, the Trust has sold SK fill in when supplement is ready Common Shares in the Cash Offering (representing gross proceeds of $SK fill in when supplement is ready). The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293. The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $8,000 to $14,000 (aggregate amount approximately $200,000) to certain real estate partnerships managed by affiliates of the Managing Shareholder, including each of the Exchange Partnerships. In exchange, the Operating Partnership received a special non-voting limited partnership interest in such partnerships. Each partnership interest acquired by the Operating Partnership is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information describing the foregoing investments made by the Operating Partnership to date, first mortgage financing to which property interests acquired are subject and financial statements reflecting the results of operations of the properties. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder.

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership by the Operating Partnerships after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in December 1994. In May 1995, Baron Capital III, Inc., the General Partner of the Exchange Partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 800 units of limited partner interest in the Exchange Partnership at a purchase price of $1,000 per unit (gross proceeds of $800,000). The offering was fully subscribed and closed in December 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 60-unit residential apartment property referred to as the Camellia Court Apartment Property located in Daytona Beach, Florida.

     The property is subject to a first mortgage having a principal balance at May 31, 1998 of approximately $1,082,394, a fixed interest rate of 9.04% and a maturity date of November 2006. The loan amortizes on a 30-year basis.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables entitled "Property Information" and "Mortgage Information" on pages ___ and ____ of the Prospectus and Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering; Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder, the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership has been estimated at $1,833,000. The value is based on an appraisal performed on the partnership's direct or indirect property interests by a qualified and licensed independent appraisal firm. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership and each of the other Exchange Partnerships differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition.

     The General Partner of the Exchange Partnership believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to (i) the appraised value of the property interests held by the Exchange Partnership, (ii) the current principal balance of mortgage financing secured by the underlying property,
(iii) other assets and liabilities of the partnership and (iv) the valuation of Units to be offered to the Limited Partners in the Exchange Offering:


Appraised value of property interests:                                          $1,833,000

Cash and cash equivalent assets:                                                $15,650

Other assets:                                                                   N/A

5/31/98 principal balance of mortgage financing
secured by property:
                                                                                $1,082,394
Other liabilities:                                                              $19,638

Value assigned to the Partnership(1):                                           $1,833,000

Aggregate  number  of Units  offered  to all  Limited
Partners in the Partnership (dollar value)(2):                                  84,000 Units ($840,000)

Number of Units offered to each Limited Partner
in the Partnership per $1,000 of original
investment (dollar value)(2):                                                   105 Units ($1,050)

Percentage of all Units offered to the Limited
Partners in the Partnership in relation to the
maximum number of Units offered to Limited
Partners in all Exchange Partnerships:                                          5.99%

Capital contributions made by Original Investors to Partnership:                $100,000 cash; waiver of all ongoing fees payable to
                                                                                General Partner of Partnership; assignment to the
                                                                                Operating Partnership of all back-end interests of
                                                                                the General Partner in the Partnership; and
                                                                                advancement to date of at least $300,000 in
                                                                                formative expenses.

----------

(1) Based on the appraised market value of the Exchange Partnership's interest in residential apartment property and other considerations discussed herein.

(2) Valuation of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit to be issued has an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in the Cash Offering. As described above at "The Exchange Offering," Unitholders may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership in December 1994 through May 31, 1998, the aggregate amount of compensation paid to the General Partner in connection with the operation of the partnership (excluding commissions and fees in connection with the original private offering) has been approximately $17,500. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner would not have been entitled to be paid any compensation or cash distributions during such period.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) have each received an amount of Operating Partnership Units which are exchangeable (with certain restrictions described below) into 9.5% of the Common Shares of the Trust outstanding after the completion of the Cash Offering and the Exchange Offering, on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. As described further below, Mr. McGrath and Mr. Geiger have deposited such Units into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     The Original Investors' consideration for the Units issued to them include
(1) an initial cash contribution of $100,000 to the Operating Partnership; (2) an assignment to the Operating Partnership or waiver of all future economic interests (including back end interests and administrative fees) attributable to the corporate general partners including the General Partner, which manage Participating Exchange Partnerships; and (3) the advancement to date of in excess of $300,000 in formative expenses, including the support of the activities of the entire operating staff of an affiliate of the Managing Shareholder in connection with the offerings.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. Furthermore, although the Original Investors will retain any voting rights to which the escrowed Units are entitled, as long as the Units are escrowed, any dividends paid on the escrowed Units will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

            1995:                               $3,390.00
            1996:                               $77,441.00
            1997:                               $80,000.00
            1998 (through
              May 31st):                        $60,000.00

                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "Selected Financial Data" contains selected audited operating data for the 14 Exchange Properties and two properties in which the Operating Partnership has acquired an interest as of the date of this Supplement (the "Acquired Properties"), on a consolidated basis for the twelve-month periods ended December 31, 1996 and December 31, 1997, and selected unaudited operating data for such properties on a consolidated basis for the five-month period ended May 31, 1998. The data was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to the Exchange Properties. The statements of revenues and certain expenses, including the notes thereto, for the 14 Exchange Partnerships are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The statements should be reviewed by the Limited Partners prior to making a decision whether or not to accept the Exchange Offering. The statements of revenues and certain expenses exclude material expenses described in the notes thereto (including partnership administrative expenses, major maintenance, depreciation, amortization and professional fees) that would not be comparable to those resulting from the proposed future operations of the Exchange Properties and the Acquired Properties.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2025 (the year of the fortieth anniversary of its formation), unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including (i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust: Terminates on December 31, 2098 unless terminated earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

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

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions; the General Partner is then entitled to receive a similar return on its capital contribution. Thereafter, the Limited Partners are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 70%/30%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partner and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto.

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the

Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and;
(vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e, Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of
Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating Partnership: The Trust, as general partner of the Operating Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating Partnership and are not by their terms limited to recourse against specific property. The limited partners

(other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is also entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at " - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at "- Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at "- Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at "- Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                      Eagle Lake

                          SUPPLEMENT DATED _____, 1998
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1998

                       Florida Capital Income Fund, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                    (General Partner: Baron Capital II, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1998 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust, the general partner of the Operating Partnership (the "Trust"), and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Limited Partners may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders").

o Limited Partners who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

---------------------------------------------------------------------------------------------------------------------

                                       TABLE OF EXCHANGE VALUES

---------------------------------------------------------------------------------------------------------------------
Valuation of         Aggregate Number of Units          Number of Units               Percentage of Units offered
the Exchange         offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)       Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                     Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                        (dollar value)(2)             limited partners in all
                                                                                      partnerships participating in
                                                                                      the initial transactions of the
                                                                                      Exchange Offering

 $2,530,000           88,689 Units ($886,890)            110 Units ($1,100)                       6.33%
---------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


(1) Based on the appraised market value of the Exchange Partnership's interest in residential apartment property and other considerations discussed below at "Valuation Method."

(2) Valuation of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit to be issued has an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                                                                     Eagle Lakle

                           SUPPLEMENT DATED ____, 1998
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1998

                                  INTRODUCTION

     The Trust and the Operating Partnership constitute a self-administered and self-managed real estate company which has been organized to acquire equity interests in existing residential apartment properties located in the United States and to provide or acquire debt financing secured by mortgages on such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering and Units it will issue in the Exchange Offering and other transactions to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Florida Capital Income Fund, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and all other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 13 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in a residential apartment property and, in one case, a subordinated mortgage interest secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the 14 Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of offerees accept the offering such that the offering involves the issuance of Units with an initial value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership whose limited partners holding at least 90% of the limited partnership interest therein elect to accept the offering.

     The initial transactions of the Exchange Offering involve 14 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties") which consist of an aggregate of 849 residential units (comprised of studio, one, two, three and four-bedroom units).Ten of the properties are located in Florida, one property in Georgia, one property in Indiana and two properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     For purposes of the Exchange Offering, the 14 Exchange Partnerships have been valued at $33,638,991. The value is based on an appraisal performed by a qualified and licensed independent appraisal firm on each property in which a respective partnership owns a direct or indirect interest. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily valued at $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares. If the Exchange Offering is fully completed in respect of all 14 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the property interests indirectly acquired will have an aggregate purchase price of approximately $33,638,991, comprised of Units to be issued with an initial value of approximately $14,017,080 plus first mortgage and other indebtedness of approximately $19,424,161 to which the underlying properties are subject. The property interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering (with an initial value of approximately $10,982,920) have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to convert all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10 per share. As of the date of this Supplement, the Trust has sold [SK fill in when supplement is ready] Common Shares in the Cash Offering (representing gross proceeds of $[SK fill in when supplement is ready]). The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293. The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $8,000 to $14,000 (aggregate amount approximately $200,000) to certain real estate partnerships managed by affiliates of the Managing Shareholder, including each of the Exchange Partnerships. In exchange, the Operating Partnership received a special non-voting limited partnership interest in such partnerships. Each partnership interest acquired by the Operating Partnership is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information describing the foregoing investments made by the Operating Partnership to date, first mortgage financing to which property interests acquired are subject and financial statements reflecting the results of operations of the properties. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder.

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership by the Operating Partnerships after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in August 1994. In November 1994, Baron Capital II, Inc., the General Partner of the Exchange Partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 1,614 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $807,000). The offering was fully subscribed and closed in June 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 77-unit residential apartment property referred to as the Eagle Lake Apartment Property located in Port Orange, Florida.

     The property is subject to a first mortgage having a principal balance at May 31, 1998 of approximately $1,447,811, a fixed interest rate of 8.56% and a maturity date of November 2005. The loan amortizes on a 25-year basis.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables entitled "Property Information" and "Mortgage Information" on pages ___ and ____ of the Prospectus and Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering; Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder, the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership has been estimated at $2,530,000. The value is based on an appraisal performed on the partnership's direct or indirect property interests by a qualified and licensed independent appraisal firm. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership and each of the other Exchange Partnerships differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition.

     The General Partner of the Exchange Partnership believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to (i) the appraised value of the property interests held by the Exchange Partnership, (ii) the current principal balance of mortgage financing secured by the underlying property,
(iii) other assets and liabilities of the partnership and (iv) the valuation of Units to be offered to the Limited Partners in the Exchange Offering:


Appraised value of property interests:                                          $2,530,000

Cash and cash equivalent assets:                                                $14,301

Other assets:                                                                   N/A

5/31/98 principal balance of mortgage financing
secured by property:                                                            $1,447,811

Other liabilities:                                                              $15,563

Value assigned to the Partnership(1):                                           $2,530,000

Aggregate number of Units offered to all Limited
Partners in the Partnership (dollar value)(2):                                  88,689 Units ($886,890)

Number of Units offered to each Limited Partner
in the Partnership per $1,000 of original
investment (dollar value)(2):                                                   110 Units ($1,100)

Percentage of all Units offered to the Limited
Partners in the Partnership in relation to the
maximum number of Units offered to Limited
Partners in all Exchange Partnerships:                                          6.33%

Capital contributions made by Original Investors to Partnership:                $100,000 cash; waiver of all ongoing fees payable to
                                                                                General Partner of Partnership; assignment to the
                                                                                Operating Partnership of all back-end interests of
                                                                                the General Partner in the Partnership; and
                                                                                advancement to date of at least $300,000 in
                                                                                formative expenses.

----------
(1) Based on the appraised market value of the Exchange Partnership's interest in residential apartment property and other considerations discussed herein.

(2) Valuation of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit to be issued has an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in the Cash Offering. As described above at "The Exchange Offering," Unitholders may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership in August 1994 through May 31, 1998, the aggregate amount of compensation paid to the General Partner in connection with the operation of the partnership (excluding commissions and fees in connection with the original private offering) has been approximately $6,000. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner would not have been entitled to be paid any compensation or cash distributions during such period.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) have each received an amount of Operating Partnership Units which are exchangeable (with certain restrictions described below) into 9.5% of the Common Shares of the Trust outstanding after the completion of the Cash Offering and the Exchange Offering, on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. As described further below, Mr. McGrath and Mr. Geiger have deposited such Units into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     The Original Investors' consideration for the Units issued to them include
(1) an initial cash contribution of $100,000 to the Operating Partnership; (2) an assignment to the Operating Partnership or waiver of all future economic interests (including back end interests and administrative fees) attributable to the corporate general partners including the General Partner, which manage Participating Exchange Partnerships; and (3) the advancement to date of in excess of $300,000 in formative expenses, including the support of the activities of the entire operating staff of an affiliate of the Managing Shareholder in connection with the offerings.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. Furthermore, although the Original Investors will retain any voting rights to which the escrowed Units are entitled, as long as the Units are escrowed, any dividends paid on the escrowed Units will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

            1995:                               $56,059.00
            1996:                               $80,700.00
            1997:                               $80,700.00
            1998 (through
              May 31st):                        $15,000.00

                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "Selected Financial Data" contains selected audited operating data for the 14 Exchange Properties and two properties in which the Operating Partnership has acquired an interest as of the date of this Supplement (the "Acquired Properties"), on a consolidated basis for the twelve-month periods ended December 31, 1996 and December 31, 1997, and selected unaudited operating data for such properties on a consolidated basis for the five-month period ended May 31, 1998. The data was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to the Exchange Properties. The statements of revenues and certain expenses, including the notes thereto, for the 14 Exchange Partnerships are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The statements should be reviewed by the Limited Partners prior to making a decision whether or not to accept the Exchange Offering. The statements of revenues and certain expenses exclude material expenses described in the notes thereto (including partnership administrative expenses, major maintenance, depreciation, amortization and professional fees) that would not be comparable to those resulting from the proposed future operations of the Exchange Properties and the Acquired Properties.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2025 (the year of the fortieth anniversary of its formation), unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including (i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust: Terminates on December 31, 2098 unless terminated earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions. Thereafter, the Limited Partners are entitled to receive all remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return (and, in the case of a property sale, after the holders of second mortgage financing have received 10% of the net sale proceeds remaining after the investors have received an aggregate amount equal to their capital contributions), the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter, Limited Partners and the General Partner share any remaining net proceeds 70%/30%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partner and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto.

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e, Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating Partnership: The Trust, as general partner of the Operating Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating

Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is also entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at " - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                 Forest Glen - I

                          SUPPLEMENT DATED _____, 1998
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1998

                      Florida Capital Income Fund II, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                    (General Partner: Baron Capital IV, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1998 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust, the general partner of the Operating Partnership (the "Trust"), and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Limited Partners may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders").

o Limited Partners who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.



---------------------------------------------------------------------------------------------------------------------

                            TABLE OF EXCHANGE VALUES

---------------------------------------------------------------------------------------------------------------------
Valuation of         Aggregate Number of Units          Number of Units               Percentage of Units offered
the Exchange         offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)       Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                     Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                        (dollar value)(2)             limited partners in all
                                                                                      partnerships participating in
                                                                                      the initial transactions of the
                                                                                      Exchange Offering

 $2,990,845           117,169 Units ($1,171,690)         117 Units ($1,170)                      8.36%
---------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


(1) Based on the appraised market value of the Exchange Partnership's interest in residential apartment property and other considerations discussed below at "Valuation Method."

(2) Valuation of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit to be issued has an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1998
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1998

                                  INTRODUCTION

     The Trust and the Operating Partnership constitute a self-administered and self-managed real estate company which has been organized to acquire equity interests in existing residential apartment properties located in the United States and to provide or acquire debt financing secured by mortgages on such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering and Units it will issue in the Exchange Offering and other transactions to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Florida Capital Income Fund II, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and all other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 13 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in a residential apartment property and, in one case, a subordinated mortgage interest secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the 14 Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of offerees accept the offering such that the offering involves the issuance of Units with an initial value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership whose limited partners holding at least 90% of the limited partnership interest therein elect to accept the offering.

     The initial transactions of the Exchange Offering involve 14 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties") which consist of an aggregate of 849 residential units (comprised of studio, one, two, three and four-bedroom units). Ten of the properties are located in Florida, one property in Georgia, one property in Indiana and two properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     For purposes of the Exchange Offering, the 14 Exchange Partnerships have been valued at $33,638,991. The value is based on an appraisal performed by a qualified and licensed independent appraisal firm on each property in which a respective partnership owns a direct or indirect interest. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily valued at $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares. If the Exchange Offering is fully completed in respect of all 14 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the property interests indirectly acquired will have an aggregate purchase price of approximately $33,638,991, comprised of Units to be issued with an initial value of approximately $14,017,080 plus first mortgage and other indebtedness of approximately $19,424,161 to which the underlying properties are subject. The property interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering (with an initial value of approximately $10,982,920) have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to convert all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10 per share. As of the date of this Supplement, the Trust has sold SK fill in when supplement is ready Common Shares in the Cash Offering (representing gross proceeds of $SK fill in when supplement is ready). The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293. The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $8,000 to $14,000 (aggregate amount approximately $200,000) to certain real estate partnerships managed by affiliates of the Managing Shareholder, including each of the Exchange Partnerships. In exchange, the Operating Partnership received a special non-voting limited partnership interest in such partnerships. Each partnership interest acquired by the Operating Partnership is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information describing the foregoing investments made by the Operating Partnership to date, first mortgage financing to which property interests acquired are subject and financial statements reflecting the results of operations of the properties. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder.

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership by the Operating Partnerships after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in April 1993. In May 1995, Baron Capital IV, Inc., an affiliate of the Managing Shareholder, became General Partner of the Exchange Partnership, which in the first half of 1994 commenced a private offering of 1,840 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $920,000). (The partnership also issued 160 units to four investors in exchange for property interests acquired by them in an unrelated program which was terminated.) The offering was fully subscribed and closed in July 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a beneficial interest in an unrecorded land trust which holds a fee simple interest in a 52-unit residential apartment property referred to as the Forest Glen Apartment Property (Phase I) located in Daytona Beach, Florida.

     The property is subject to a first mortgage having a principal balance at May 31, 1998 of approximately $1,834,103, a fixed interest rate of 7.01% and a maturity date of March 2005. The loan amortizes on a 30-year basis.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying properties may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables entitled "Property Information" and "Mortgage Information" on pages ___ and ____ of the Prospectus and Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering; Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a

Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder, the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership has been estimated at $2,990,845. The value is based on an appraisal performed on the partnership's direct or indirect property interests by a qualified and licensed independent appraisal firm. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership and each of the other Exchange Partnerships differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition.

     The General Partner of the Exchange Partnership believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to (i) the appraised value of the property interests held by the Exchange Partnership, (ii) the current principal balance of mortgage financing secured by the underlying property,
(iii) other assets and liabilities of the partnership and (iv) the valuation of Units to be offered to the Limited Partners in the Exchange Offering:


Appraised value of property interests:                $2,990,845

Cash and cash equivalent assets:                      $24,311

Other assets:                                         N/A

Current principal balance of mortgage financing
secured by property:                                  $1,834,103
Other liabilities:                                    $55,653

Value assigned to the Partnership(1):                 $2,990,845

Aggregate number of Units offered to all Limited
Partners  in the Partnership (dollar value)(2):       117,169 Units ($1,171,690)

Number of Units offered to each Limited Partner
in the Partnership per $1,000 of original
investment (dollar value)(2):                         117 Units ($1,170)

Percentage of all Units offered to the Limited
Partners in the Partnership in relation to the
maximum number of Units offered to Limited
Partners in all Exchange Partnerships:                8.36%

Capital contributions made by Original                $100,000 cash; waiver of
Investors to Partnership:                             all ongoing fees payable
                                                      to General Partner of
                                                      Partnership; assignment to
                                                      the Operating Partnership
                                                      of all back-end interests
                                                      of the General Partner in
                                                      the Partnership; and
                                                      advancement to date of at
                                                      least $300,000 in
                                                      formative expenses.

----------
(1) Based on the appraised market value of the Exchange Partnership's interest in residential apartment property and other considerations discussed herein.

(2) Valuation of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit to be issued has an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in the Cash Offering. As described above at "The Exchange Offering," Unitholders may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership in April 1993 through May 31, 1998, the General Partner has not been paid any compensation in connection with the operation of the partnership (excluding commissions and fees in connection with the original private offering). During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner would not have been entitled to be paid any compensation or cash distributions during such period.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) have each received an amount of Operating Partnership Units which are exchangeable (with certain restrictions described below) into 9.5% of the Common Shares of the Trust outstanding after the completion of the Cash Offering and the Exchange Offering, on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. As described further below, Mr. McGrath and Mr. Geiger have deposited such Units into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     The Original Investors' consideration for the Units issued to them include
(1) an initial cash contribution of $100,000 to the Operating Partnership; (2) an assignment to the Operating Partnership or waiver of all future economic interests (including back end interests and administrative fees) attributable to the corporate general partners including the General Partner, which manage Participating Exchange Partnerships; and (3) the advancement to date of in excess of $300,000 in formative expenses, including the support of the activities of the entire operating staff of an affiliate of the Managing Shareholder in connection with the offerings.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. Furthermore, although the Original Investors will retain any voting rights to which the escrowed Units are entitled, as long as the Units are escrowed, any dividends paid on the escrowed Units will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

            1995:                               $52,468.00
            1996:                               $92,000.00
            1997:                               $0
            1998 (through
              May 31st):                        $23,310.58


                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "Selected Financial Data" contains selected audited operating data for the 14 Exchange Properties and two properties in which the Operating Partnership has acquired an interest as of the date of this Supplement (the "Acquired Properties"), on a consolidated basis for the twelve-month periods ended December 31, 1996 and December 31, 1997, and selected unaudited operating data for such properties on a consolidated basis for the five-month period ended May 31, 1998. The data was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to the Exchange Properties. The statements of revenues and certain expenses, including the notes thereto, for the 14 Exchange Partnerships are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The statements should be reviewed by the Limited Partners prior to making a decision whether or not to accept the Exchange Offering. The statements of revenues and certain expenses exclude material expenses described in the notes thereto (including partnership administrative expenses, major maintenance, depreciation, amortization and professional fees) that would not be comparable to those resulting from the proposed future operations of the Exchange Properties and the Acquired Properties.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2025 (the year of the fortieth anniversary of its formation), unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including (i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust: Terminates on December 31, 2098 unless terminated earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions. Thereafter, the Limited Partners are entitled to receive all remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 70%/30%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partner and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto.

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e, Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and "- Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating Partnership: The Trust, as general partner of the Operating Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating

Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is also entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "- Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at "- Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at "- Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at "- Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                Forest Glen - II
                          SUPPLEMENT DATED _____, 1998
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1998

                   Realty Opportunity Income Fund VIII, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                    (General Partner: Baron Capital IV, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1998 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust, the general partner of the Operating Partnership (the "Trust"), and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Limited Partners may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders").

o Limited Partners who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o The Trust will be taxed as a corporation if it fails to qualify as a REIT.


---------------------------------------------------------------------------------------------------------------------

                            TABLE OF EXCHANGE VALUES

---------------------------------------------------------------------------------------------------------------------
Valuation of         Aggregate Number of Units          Number of Units               Percentage of Units offered
the Exchange         offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)       Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                     Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                        (dollar value)(2)             limited partners in all
                                                                                      partnerships participating in
                                                                                      the initial transactions of the
                                                                                      Exchange Offering

 $2,173,162           111,108 Units ($1,111,080)         118 Units ($1,180)                      7.93%
---------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS

(1) Based on the appraised market value of the Exchange Partnership's interest in residential apartment property and other considerations discussed below at "Valuation Method."

(2) Valuation of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit to be issued has an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1998
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1998

                                  INTRODUCTION

     The Trust and the Operating Partnership constitute a self-administered and self-managed real estate company which has been organized to acquire equity interests in existing residential apartment properties located in the United States and to provide or acquire debt financing secured by mortgages on such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering and Units it will issue in the Exchange Offering and other transactions to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Realty Opportunity Income Fund VIII, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and all other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 13 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in a residential apartment property and, in one case, a subordinated mortgage interest secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the 14 Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of offerees accept the offering such that the offering involves the issuance of Units with an initial value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership whose limited partners holding at least 90% of the limited partnership interest therein elect to accept the offering.

     The initial transactions of the Exchange Offering involve 14 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties") which consist of an aggregate of 849 residential units (comprised of studio, one, two, three and four-bedroom units). Ten of the properties are located in Florida, one property in Georgia, one property in Indiana and two properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     For purposes of the Exchange Offering, the 14 Exchange Partnerships have been valued at $33,638,991. The value is based on an appraisal performed by a qualified and licensed independent appraisal firm on each property in which a respective partnership owns a direct or indirect interest. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily valued at $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares. If the Exchange Offering is fully completed in respect of all 14 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the property interests indirectly acquired will have an aggregate purchase price of approximately $33,638,991, comprised of Units to be issued with an initial value of approximately $14,017,080 plus first mortgage and other indebtedness of approximately $19,424,161 to which the underlying properties are subject. The property interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering (with an initial value of approximately $10,982,920) have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to convert all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10 per share. As of the date of this Supplement, the Trust has sold SK fill in when supplement is ready Common Shares in the Cash Offering (representing gross proceeds of $SK fill in when supplement is ready). The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293. The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $8,000 to $14,000 (aggregate amount approximately $200,000) to certain real estate partnerships managed by affiliates of the Managing Shareholder, including each of the Exchange Partnerships. In exchange, the Operating Partnership received a special non-voting limited partnership interest in such partnerships. Each partnership interest acquired by the Operating Partnership is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information describing the foregoing investments made by the Operating Partnership to date, first mortgage financing to which property interests acquired are subject and financial statements reflecting the results of operations of the properties. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder.

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership by the Operating Partnerships after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in April 1993. In January 1995, Baron Capital IV, Inc., an affiliate of the Managing Shareholder, became General Partner of the partnership, which in February 1994 commenced a private offering of 944 units of limited partner interest in the Exchange Partnership at a purchase price of $1,000 per unit (gross proceeds of $944,000). The offering was fully subscribed and closed in June 1994. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a beneficial interest in an unrecorded land trust which holds a fee simple interest in a 30-unit residential apartment property referred to as the Forest Glen Apartment Property (Phase II) located in Daytona Beach, Florida.

     The property is subject to a first mortgage having a principal balance at May 31, 1998 of approximately $1,070,688, a fixed interest rate of 7.01% and a maturity date of March 2005. The loan amortizes on a 30-year basis.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables entitled "Property Information" and "Mortgage Information" on pages ___ and ____ of the Prospectus and Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering; Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

                                TAX CONSEQUENCES


The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder, the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership has been estimated at $2,173,162. The value is based on an appraisal performed on the partnership's direct or indirect property interests by a qualified and licensed independent appraisal firm. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership and each of the other Exchange Partnerships differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition.

     The General Partner of the Exchange Partnership believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to (i) the appraised value of the property interests held by the Exchange Partnership, (ii) the current principal balance of mortgage financing secured by the underlying property,
(iii) other assets and liabilities of the partnership and (iv) the valuation of Units to be offered to the Limited Partners in the Exchange Offering:


Appraised value of property interests:                      $2,173,162

Cash and cash equivalent assets:                            $25,433

Other assets:                                               N/A

5/31/98 principal balance of mortgage financing
secured by property:                                        $1,070,688

Other liabilities:                                          $30,214

Value assigned to the Partnership(1):                       $2,173,162

Aggregate  number  of Units  offered  to all  Limited
Partners  in the Partnership (dollar value)(2):             111,108 Units ($1,111,080)

Number of Units offered to each Limited Partner
in the Partnership per $1,000 of original
investment (dollar value)(2):                               118 Units ($1,180)

Percentage of all Units offered to the Limited
Partners in the Partnership in relation to the
maximum number of Units offered to Limited
Partners in all Exchange Partnerships:                      7.93%

Capital contributions made by Original                      $100,000 cash;
Investors to Partnership:                                   waiver of all
                                                            ongoing fees payable
                                                            to General Partner
                                                            of Partnership;
                                                            assignment to the
                                                            Operating
                                                            Partnership of all
                                                            back-end interests
                                                            of the General
                                                            Partner in the
                                                            Partnership; and
                                                            advancement to date
                                                            of at least $300,000
                                                            in formative
                                                            expenses.

----------

(1) Based on the appraised market value of the Exchange Partnership's interest in residential apartment property and other considerations discussed herein.

(2) Valuation of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit to be issued has an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in the Cash Offering. As described above at "The Exchange Offering," Unitholders may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership in April 1993 through May 31, 1998, the General Partner has not been paid any compensation in connection with the operation of the partnership (excluding commissions and fees in connection with the original private offering). During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner would not have been entitled to be paid any compensation or cash distributions during such period.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) have each received an amount of Operating Partnership Units which are exchangeable (with certain restrictions described below) into 9.5% of the Common Shares of the Trust outstanding after the completion of the Cash Offering and the Exchange Offering, on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. As described further below, Mr. McGrath and Mr. Geiger have deposited such Units into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     The Original Investors' consideration for the Units issued to them include
(1) an initial cash contribution of $100,000 to the Operating Partnership; (2) an assignment to the Operating Partnership or waiver of all future economic interests (including back end interests and administrative fees) attributable to the corporate general partners including the General Partner, which manage Participating Exchange Partnerships; and (3) the advancement to date of in excess of $300,000 in formative expenses, including the support of the activities of the entire operating staff of an affiliate of the Managing Shareholder in connection with the offerings.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. Furthermore, although the Original Investors will retain any voting rights to which the escrowed Units are entitled, as long as the Units are escrowed, any dividends paid on the escrowed Units will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

            1994:                               $42,124.00
            1995:                               $94,400.00
            1996:                               $80,800.00
            1997:                               $0
            1998 (through
              May 31st):                        $17,000.00

                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "Selected Financial Data" contains selected audited operating data for the 14 Exchange Properties and two properties in which the Operating Partnership has acquired an interest as of the date of this Supplement (the "Acquired Properties"), on a consolidated basis for the twelve-month periods ended December 31, 1996 and December 31, 1997, and selected unaudited operating data for such properties on a consolidated basis for the five-month period ended May 31, 1998. The data was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to the Exchange Properties. The statements of revenues and certain expenses, including the notes thereto, for the 14 Exchange Partnerships are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The statements should be reviewed by the Limited Partners prior to making a decision whether or not to accept the Exchange Offering. The statements of revenues and certain expenses exclude material expenses described in the notes thereto (including partnership administrative expenses, major maintenance, depreciation, amortization and professional fees) that would not be comparable to those resulting from the proposed future operations of the Exchange Properties and the Acquired Properties.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2025 (the year of the fortieth anniversary of its formation), unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including (i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust: Terminates on December 31, 2098 unless terminated earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions. Thereafter, the Limited Partners are entitled to receive all remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 70%/30%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partner and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto.

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e, Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating Partnership: The Trust, as general partner of the Operating Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating

Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is also entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at " - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "Amendments of Governing Agreements."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                               Forest Glen - III

                          SUPPLEMENT DATED _____, 1998
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1998

                     Florida Income Advantage Fund I, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                    (General Partner: Baron Capital IV, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1998 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust, the general partner of the Operating Partnership (the "Trust"), and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Limited Partners may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders").

o Limited Partners who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.



---------------------------------------------------------------------------------------------------------------------

                            TABLE OF EXCHANGE VALUES

---------------------------------------------------------------------------------------------------------------------
Valuation of         Aggregate Number of Units          Number of Units               Percentage of Units offered
the Exchange         offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)       Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                     Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                        (dollar value)(2)             limited partners in all
                                                                                      partnerships participating in
                                                                                      the initial transactions of the
                                                                                      Exchange Offering

 $1,940,339           109,434 Units ($1,094,340)         116 Units ($1,160)                      7.81%
---------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS

(1) Based on the appraised market value of the Exchange Partnership's interest in residential apartment property and other considerations discussed below at "Valuation Method."

(2) Valuation of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit to be issued has an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                          SUPPLEMENT DATED ____, 1998
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                               DATED _____, 1998

                                  INTRODUCTION

     The Trust and the Operating Partnership constitute a self-administered and self-managed real estate company which has been organized to acquire equity interests in existing residential apartment properties located in the United States and to provide or acquire debt financing secured by mortgages on such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering and Units it will issue in the Exchange Offering and other transactions to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Florida Income Advantage Fund I, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and all other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 13 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in a residential apartment property and, in one case, a subordinated mortgage interest secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the 14 Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of offerees accept the offering such that the offering involves the issuance of Units with an initial value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership whose limited partners holding at least 90% of the limited partnership interest therein elect to accept the offering.

     The initial transactions of the Exchange Offering involve 14 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties") which consist of an aggregate of 849 residential units (comprised of studio, one, two, three and four-bedroom units). Ten of the properties are located in Florida, one property in Georgia, one property in Indiana and two properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     For purposes of the Exchange Offering, the 14 Exchange Partnerships have been valued at $33,638,991. The value is based on an appraisal performed by a qualified and licensed independent appraisal firm on each property in which a respective partnership owns a direct or indirect interest. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily valued at $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares. If the Exchange Offering is fully completed in respect of all 14 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the property interests indirectly acquired will have an aggregate purchase price of approximately $33,638,991, comprised of Units to be issued with an initial value of approximately $14,017,080 plus first mortgage and other indebtedness of approximately $19,424,161 to which the underlying properties are subject. The property interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering (with an initial value of approximately $10,982,920) have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to convert all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10 per share. As of the date of this Supplement, the Trust has sold SK fill in when supplement is ready Common Shares in the Cash Offering (representing gross proceeds of $SK fill in when supplement is ready). The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293. The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $8,000 to $14,000 (aggregate amount approximately $200,000) to certain real estate partnerships managed by affiliates of the Managing Shareholder, including each of the Exchange Partnerships. In exchange, the Operating Partnership received a special non-voting limited partnership interest in such partnerships. Each partnership interest acquired by the Operating Partnership is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information describing the foregoing investments made by the Operating Partnership to date, first mortgage financing to which property interests acquired are subject and financial statements reflecting the results of operations of the properties. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder.

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership by the Operating Partnerships after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in September 1993. In January 1995, Baron Capital IV, Inc., an affiliate of the Managing Shareholder, became General Partner of the Exchange Partnership, which in February 1994 commenced a private offering of 940 units of limited partner interest in the Exchange Partnership at a purchase price of $1,000 per unit (gross proceeds of $940,000). The offering was fully subscribed and closed in June 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a beneficial interest in an unrecorded land trust which holds a fee simple interest in a 26-unit residential apartment property referred to as the Forest Glen Apartment Property (Phase III) located in Daytona Beach, Florida.

     The property is subject to a first mortgage having a principal balance at May 31, 1998 of approximately $853,557, a fixed interest rate of 7.01% and a maturity date of March 2005. The loan amortizes on a 30-year basis.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables entitled "Property Information" and "Mortgage Information" on pages ___ and ____ of the Prospectus and Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering; Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a

Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder, the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership has been estimated at $1,940,339. The value is based on an appraisal performed on the partnership's direct or indirect property interests by a qualified and licensed independent appraisal firm. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership and each of the other Exchange Partnerships differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition.

     The General Partner of the Exchange Partnership believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to (i) the appraised value of the property interests held by the Exchange Partnership, (ii) the current principal balance of mortgage financing secured by the underlying property,
(iii) other assets and liabilities of the partnership and (iv) the valuation of Units to be offered to the Limited Partners in the Exchange Offering:


Appraised value of property interests:                $1,940,339

Cash and cash equivalent assets:                      $17,499

Other assets:                                         N/A

May 31, 1998 principal balance of mortgage
financing secured by property:                        $853,557

Other liabilities:                                    $26,593

Value assigned to the Partnership(1):                 $1,940,339

Aggregate number of Units offered to all Limited
Partners in the Partnership (dollar value)(2):        109,434 Units ($1,094,340)

Number of Units offered to each Limited Partner
in the Partnership per $1,000 of original
investment (dollar value)(2):                         116 Units ($1,160)

Percentage of all Units offered to the Limited
Partners in the Partnership in relation to the
maximum number of Units offered to Limited
Partners in all Exchange Partnerships:                7.81%

Capital contributions made by Original                $100,000 cash; waiver of
Investors to Partnership:                             all ongoing fees payable
                                                      to General Partner of
                                                      Partnership; assignment to
                                                      the Operating Partnership
                                                      of all back-end interests
                                                      of the General Partner in
                                                      the Partnership; and
                                                      advancement to date of at
                                                      least $300,000 in
                                                      formative expenses.

----------
(1) Based on the appraised market value of the Exchange Partnership's interest in residential apartment property and other considerations discussed herein.
(2) Valuation of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit to be issued has an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in the Cash Offering. As described above at "The Exchange Offering," Unitholders may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership in September 1993 through May 31, 1998, the General Partner has not been paid any compensation in connection with the operation of the partnership (excluding commissions and fees in connection with the original private offering). During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner would not have been entitled to be paid any compensation or cash distributions during such period.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) have each received an amount of Operating Partnership Units which are exchangeable (with certain restrictions described below) into 9.5% of the Common Shares of the Trust outstanding after the completion of the Cash Offering and the Exchange Offering, on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. As described further below, Mr. McGrath and Mr. Geiger have deposited such Units into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     The Original Investors' consideration for the Units issued to them include
(1) an initial cash contribution of $100,000 to the Operating Partnership; (2) an assignment to the Operating Partnership or waiver of all future economic interests (including back end interests and administrative fees) attributable to the corporate general partners including the General Partner, which manage Participating Exchange Partnerships; and (3) the advancement to date of in excess of $300,000 in formative expenses, including the support of the activities of the entire operating staff of an affiliate of the Managing Shareholder in connection with the offerings.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. Furthermore, although the Original Investors will retain any voting rights to which the escrowed Units are entitled, as long as the Units are escrowed, any dividends paid on the escrowed Units will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

            1994:                               $45,464.00
            1995:                               $94,000.00
            1996:                               $82,500.00
            1997:                               $0
            1998 (through
              May 31st):                        $28,958.00

                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "Selected Financial Data" contains selected audited operating data for the 14 Exchange Properties and two properties in which the Operating Partnership has acquired an interest as of the date of this Supplement (the "Acquired Properties"), on a consolidated basis for the twelve-month periods ended December 31, 1996 and December 31, 1997, and selected unaudited operating data for such properties on a consolidated basis for the five-month period ended May 31, 1998. The data was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to the Exchange Properties. The statements of revenues and certain expenses, including the notes thereto, for the 14 Exchange Partnerships are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The statements should be reviewed by the Limited Partners prior to making a decision whether or not to accept the Exchange Offering. The statements of revenues and certain expenses exclude material expenses described in the notes thereto (including partnership administrative expenses, major maintenance, depreciation, amortization and professional fees) that would not be comparable to those resulting from the proposed future operations of the Exchange Properties and the Acquired Properties.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities,

(i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and (ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2025 (the year of the fortieth anniversary of its formation), unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including (i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust: Terminates on December 31, 2098 unless terminated earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions; the General Partner is then entitled to receive a similar return on its capital contribution. Thereafter, the Limited Partners are entitled to receive all remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 70%/30%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partner and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto.

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and;
(vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e, Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating Partnership: The Trust, as general partner of the Operating Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is also entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "-Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                          Forest Glen - Phase IV


                          SUPPLEMENT DATED _____, 1998
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1998

                    Florida Income Appreciation Fund I, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                    (General Partner: Baron Capital IV, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1998 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust, the general partner of the Operating Partnership (the "Trust"), and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Limited Partners may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders").

o Limited Partners who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

---------------------------------------------------------------------------------------------------------------------

                            TABLE OF EXCHANGE VALUES

---------------------------------------------------------------------------------------------------------------------
Valuation of         Aggregate Number of Units          Number of Units               Percentage of Units offered
the Exchange         offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)       Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                     Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                        (dollar value)(2)             limited partners in all
                                                                                      partnerships participating in
                                                                                      the initial transactions of the
                                                                                      Exchange Offering

 $471,679             23,778 Units ($237,780)            116 Units ($1,160)                      1.70%
---------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS

(1) Based on the appraised market value of the Exchange Partnership's interest in residential apartment property and other considerations discussed below at "Valuation Method."

(2) Valuation of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit to be issued has an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1998
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1998

                                  INTRODUCTION

     The Trust and the Operating Partnership constitute a self-administered and self-managed real estate company which has been organized to acquire equity interests in existing residential apartment properties located in the United States and to provide or acquire debt financing secured by mortgages on such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering and Units it will issue in the Exchange Offering and other transactions to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Florida Income Appreciation Fund I, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and all other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 13 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in a residential apartment property and, in one case, a subordinated mortgage interest secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the 14 Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of offerees accept the offering such that the offering involves the issuance of Units with an initial value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership whose limited partners holding at least 90% of the limited partnership interest therein elect to accept the offering.

     The initial transactions of the Exchange Offering involve 14 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties") which consist of an aggregate of 849 residential units (comprised of studio, one, two, three and four-bedroom units). Ten of the properties are located in Florida, one property in Georgia, one property in Indiana and two properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     For purposes of the Exchange Offering, the 14 Exchange Partnerships have been valued at $33,638,991. The value is based on an appraisal performed by a qualified and licensed independent appraisal firm on each property in which a respective partnership owns a direct or indirect interest. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily valued at $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares. If the Exchange Offering is fully completed in respect of all 14 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the property interests indirectly acquired will have an aggregate purchase price of approximately $33,638,991, comprised of Units to be issued with an initial value of approximately $14,017,080 plus first mortgage and other indebtedness of approximately $19,424,161 to which the underlying properties are subject. The property interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering (with an inital value of approximately $10,982,920) have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to convert all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."


     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10 per share. As of the date of this Supplement, the Trust has sold SK fill in when supplement is ready Common Shares in the Cash Offering (representing gross proceeds of $SK fill in when supplement is ready). The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293. The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $8,000 to $14,000 (aggregate amount approximately $200,000) to certain real estate partnerships managed by affiliates of the Managing Shareholder, including each of the Exchange Partnerships. In exchange, the Operating Partnership received a special non-voting limited partnership interest in such partnerships. Each partnership interest acquired by the Operating Partnership is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information describing the foregoing investments made by the Operating Partnership to date, first mortgage financing to which property interests acquired are subject and financial statements reflecting the results of operations of the properties. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder.

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership by the Operating Partnerships after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in September 1993. In January 1995, Baron Capital IV, Inc., an affiliate of the Managing Shareholder, became the General Partner of the partnership, which in February 1994 commenced a private offering of 205 units of limited partner interest in the Exchange Partnership at a purchase price of $1,000 per unit (gross proceeds of $205,000). The offering was fully subscribed and closed in September 1994. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a beneficial interest in an unrecorded land trust which holds a fee simple interest in an 8-unit residential apartment property referred to as the Forest Glen Apartment Property (Phase IV) located in Daytona Beach, Florida.

     The property is subject to a first mortgage having a principal balance at May 31, 1998 of approximately $236,265, a fixed interest rate of 7.01% and a maturity date of March 2005. The loan amortizes on a 30-year basis.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables entitled "Property Information" and "Mortgage Information" on pages ___ and ____ of the Prospectus and Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering; Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a

Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder, the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership has been estimated at $471,679. The value is based on an appraisal performed on the partnership's direct or indirect property interests by a qualified and licensed independent appraisal firm. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership and each of the other Exchange Partnerships differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition.

     The General Partner of the Exchange Partnership believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to (i) the appraised value of the property interests held by the Exchange Partnership, (ii) the current principal balance of mortgage financing secured by the underlying property,
(iii) other assets and liabilities of the partnership and (iv) the valuation of Units to be offered to the Limited Partners in the Exchange Offering:


Appraised value of property interests:                   $471,679

Cash and cash equivalent assets:                         $7,713

Other assets:                                            N/A

5/31/98 principal balance of mortgage financing
secured by property:                                     $236,265

Other liabilities:                                       $8,125

Value assigned to the Partnership(1):                    $471,679

Aggregate number of Units offered to all Limited
Partners in the Partnership (dollar value)(2):           23,778 Units ($237,780)

Number of Units offered to each Limited Partner
in the Partnership per $1,000 of original
investment (dollar value)(2):                            116 Units ($1,160)

Percentage of all Units offered to the Limited
Partners in the Partnership in relation to the
maximum number of Units offered to Limited
Partners in all Exchange Partnerships:                   1.70%

Capital contributions made by Original                   $100,000 cash; waiver
Investors to Partnership:                                of all ongoing fees
                                                         payable to General
                                                         Partner of Partnership;
                                                         assignment to the
                                                         Operating Partnership
                                                         of all back-end
                                                         interests of the
                                                         General Partner in the
                                                         Partnership; and
                                                         advancement to date of
                                                         at least $300,000 in
                                                         formative expenses.

----------
(1)Based on the appraised market value of the Exchange Partnership's interest in residential apartment property and other considerations discussed herein.
(2) Valuation of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit to be issued has an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in the Cash Offering. As described above at "The Exchange Offering," Unitholders may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership in September 1993 through May 31, 1998, the General Partner has not been paid any compensation in connection with the operation of the partnership (excluding commissions and fees in connection with the original private offering). During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner would not have been entitled to be paid any compensation or cash distributions during such period.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) have each received an amount of Operating Partnership Units which are exchangeable (with certain restrictions described below) into 9.5% of the Common Shares of the Trust outstanding after the completion of the Cash Offering and the Exchange Offering, on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. As described further below, Mr. McGrath and Mr. Geiger have deposited such Units into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     The Original Investors' consideration for the Units issued to them include
(1) an initial cash contribution of $100,000 to the Operating Partnership; (2) an assignment to the Operating Partnership or waiver of all future economic interests (including back end interests and administrative fees) attributable to the corporate general partners including the General Partner, which manage Participating Exchange Partnerships; and (3) the advancement to date of in excess of $300,000 in formative expenses, including the support of the activities of the entire operating staff of an affiliate of the Managing Shareholder in connection with the offerings.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. Furthermore, although the Original Investors will retain any voting rights to which the escrowed Units are entitled, as long as the Units are escrowed, any dividends paid on the escrowed Units will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

            1994:                               $6,134.00
            1995:                               $20,500.00
            1996:                               $19,375.00
            1997:                               $0
            1998 (through
              May 31st):                        $7,200.00

                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "Selected Financial Data" contains selected audited operating data for the 14 Exchange Properties and two properties in which the Operating Partnership has acquired an interest as of the date of this Supplement (the "Acquired Properties"), on a consolidated basis for the twelve-month periods ended December 31, 1996 and December 31, 1997, and selected unaudited operating data for such properties on a consolidated basis for the five-month period ended May 31, 1998. The data was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to the Exchange Properties. The statements of revenues and certain expenses, including the notes thereto, for the 14 Exchange Partnerships are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The statements should be reviewed by the Limited Partners prior to making a decision whether or not to accept the Exchange Offering. The statements of revenues and certain expenses exclude material expenses described in the notes thereto (including partnership administrative expenses, major maintenance, depreciation, amortization and professional fees) that would not be comparable to those resulting from the proposed future operations of the Exchange Properties and the Acquired Properties.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2025 (the year of the fortieth anniversary of its formation), unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including (i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust: Terminates on December 31, 2098 unless terminated earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions; the General Partner is then entitled to receive a similar return on its capital contribution. Thereafter, the Limited Partners are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 70%/30%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partner and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto.

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e, Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating Partnership: The Trust, as general partner of the Operating Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating

Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is also entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "-Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at "-Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at "-Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                       Glen Lake

                          SUPPLEMENT DATED _____, 1998
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1998

                      Florida Capital Income Fund IV, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                    (General Partner: Baron Capital V, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1998 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust, the general partner of the Operating Partnership (the "Trust"), and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Limited Partners may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders").

o Limited Partners who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

---------------------------------------------------------------------------------------------------------------------

                            TABLE OF EXCHANGE VALUES

---------------------------------------------------------------------------------------------------------------------
Valuation of         Aggregate Number of Units          Number of Units               Percentage of Units offered
the Exchange         offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)       Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                     Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                        (dollar value)(2)             limited partners in all
                                                                                      partnerships participating in
                                                                                      the initial transactions of the
                                                                                      Exchange Offering

 $6,483,079           227,060 Units ($2,270,600)         125 Units ($1,250)                      16.20%
---------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS

(1) Based on the appraised market value of the Exchange Partnership's interest in residential apartment property and other considerations discussed below at "Valuation Method."

(2) Valuation of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit to be issued has an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1998
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1998

                                  INTRODUCTION

     The Trust and the Operating Partnership constitute a self-administered and self-managed real estate company which has been organized to acquire equity interests in existing residential apartment properties located in the United States and to provide or acquire debt financing secured by mortgages on such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering and Units it will issue in the Exchange Offering and other transactions to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Florida Capital Income Fund IV, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and all other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 13 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in a residential apartment property and, in one case, a subordinated mortgage interest secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the 14 Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of offerees accept the offering such that the offering involves the issuance of Units with an initial value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership whose limited partners holding at least 90% of the limited partnership interest therein elect to accept the offering.

     The initial transactions of the Exchange Offering involve 14 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties") which consist of an aggregate of 849 residential units (comprised of studio, one, two, three and four-bedroom units). Ten of the properties are located in Florida, one property in Georgia, one property in Indiana and two properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     For purposes of the Exchange Offering, the 14 Exchange Partnerships have been valued at $33,638,991. The value is based on an appraisal performed by a qualified and licensed independent appraisal firm on each property in which a respective partnership owns a direct or indirect interest. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily valued at $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares. If the Exchange Offering is fully completed in respect of all 14 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the property interests indirectly acquired will have an aggregate purchase price of approximately $333,638,991, comprised of Units to be issued with an initial value of approximately $14,017,080 plus first mortgage and other indebtedness of approximately $19,424,161 to which the underlying properties are subject. The property interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering (with an initial value of approximately $10,982,920) have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to convert all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10 per share. As of the date of this Supplement, the Trust has sold SK fill in when supplement is ready Common Shares in the Cash Offering (representing gross proceeds of $SK fill in when supplement is ready). The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293. The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $8,000 to $14,000 (aggregate amount approximately $200,000) to certain real estate partnerships managed by affiliates of the Managing Shareholder, including each of the Exchange Partnerships. In exchange, the Operating Partnership received a special non-voting limited partnership interest in such partnerships. Each partnership interest acquired by the Operating Partnership is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information describing the foregoing investments made by the Operating Partnership to date, first mortgage financing to which property interests acquired are subject and financial statements reflecting the results of operations of the properties. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder.

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership by the Operating Partnerships after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in August 1995. In August 1995, Baron Capital V, Inc., the General Partner of the Exchange Partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 3,640 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $1,820,000). The offering was fully subscribed and closed in June 1996. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 144-unit residential apartment property referred to as the Glen Lake Apartment Property located in St. Petersburg, Florida.

     The property is subject to a first mortgage having a principal balance at May 31, 1998 of approximately $2,692,623, a fixed interest rate of 9.55% and a maturity date of May 2000. The loan amortizes on a 25-year basis. The property is also subject to a second mortgage having a principal balance at such time of approximately $359,016, a fixed interest rate of 8.0% and a maturity date of May 2005. The loan amortizes on a 25-year basis.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables entitled "Property Information" and "Mortgage Information" on pages ___ and ____ of the Prospectus and Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering; Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a

Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder, the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership has been estimated at $6,483,079. The value is based on an appraisal performed on the partnership's direct or indirect property interests by a qualified and licensed independent appraisal firm. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership and each of the other Exchange Partnerships differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition.

     The General Partner of the Exchange Partnership believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to (i) the appraised value of the property interests held by the Exchange Partnership, (ii) the current principal balance of mortgage financing secured by the underlying property,
(iii) other assets and liabilities of the partnership and (iv) the valuation of Units to be offered to the Limited Partners in the Exchange Offering:


Appraised value of property interests:                $6,483,079

Cash and cash equivalent assets:                      $30,854

Other assets:                                         N/A

5/31/98 principal balance of mortgage financing
secured by property:                                  $3,051,639

Other liabilities:                                    $1,050,866

Value assigned to the Partnership(1):                 $6,483,079

Aggregate number of Units offered to all Limited
Partners in the Partnership (dollar value)(2):        227,060 Units ($2,270,600)

Number of Units offered to each Limited Partner
in the Partnership per $1,000 of original
investment (dollar value)(2):                         125 Units ($1,250)

Percentage of all Units offered to the Limited
Partners in the Partnership in relation to the
maximum number of Units offered to Limited
Partners in all Exchange Partnerships:                16.20%

Capital contributions made by Original                $100,000 cash; waiver of
Investors to Partnership:                             all ongoing fees payable
                                                      to General Partner of
                                                      Partnership; assignment to
                                                      the Operating Partnership
                                                      of all back-end interests
                                                      of the General Partner in
                                                      the Partnership; and
                                                      advancement to date of at
                                                      least $300,000 in
                                                      formative expenses.

----------
(1)Based on the appraised market value of the Exchange Partnership's interest in residential apartment property and other considerations discussed herein.
(2) Valuation of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit to be issued has an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in the Cash Offering. As described above at "The Exchange Offering," Unitholders may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership in August 1995 through May 31, 1998, the General Partner has not been paid any compensation in connection with the operation of the partnership (excluding commissions and fees in connection with the original private offering). During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner would not have been entitled to be paid any compensation or cash distributions during such period.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) have each received an amount of Operating Partnership Units which are exchangeable (with certain restrictions described below) into 9.5% of the Common Shares of the Trust outstanding after the completion of the Cash Offering and the Exchange Offering, on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. As described further below, Mr. McGrath and Mr. Geiger have deposited such Units into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     The Original Investors' consideration for the Units issued to them include
(1) an initial cash contribution of $100,000 to the Operating Partnership; (2) an assignment to the Operating Partnership or waiver of all future economic interests (including back end interests and administrative fees) attributable to the corporate general partners including the General Partner, which manage Participating Exchange Partnerships; and (3) the advancement to date of in excess of $300,000 in formative expenses, including the support of the activities of the entire operating staff of an affiliate of the Managing Shareholder in connection with the offerings.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. Furthermore, although the Original Investors will retain any voting rights to which the escrowed Units are entitled, as long as the Units are escrowed, any dividends paid on the escrowed Units will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

            1995:                               $676.00
            1996:                               $149,240.00
            1997:                               $182,000.00
            1998 (through
              May 31st):                        $136,500.00

                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "Selected Financial Data" contains selected audited operating data for the 14 Exchange Properties and two properties in which the Operating Partnership has acquired an interest as of the date of this Supplement (the "Acquired Properties"), on a consolidated basis for the twelve-month periods ended December 31, 1996 and December 31, 1997, and selected unaudited operating data for such properties on a consolidated basis for the five-month period ended May 31, 1998. The data was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to the Exchange Properties. The statements of revenues and certain expenses, including the notes thereto, for the 14 Exchange Partnerships are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The statements should be reviewed by the Limited Partners prior to making a decision whether or not to accept the Exchange Offering. The statements of revenues and certain expenses exclude material expenses described in the notes thereto (including partnership administrative expenses, major maintenance, depreciation, amortization and professional fees) that would not be comparable to those resulting from the proposed future operations of the Exchange Properties and the Acquired Properties.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2025 (the year of the fortieth anniversary of its formation), unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including (i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust: Terminates on December 31, 2098 unless terminated earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions; the General Partner is then entitled to receive a similar return on its capital contribution. Thereafter, the Limited Partners are entitled to receive all remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return (and, in the case of a property sale, after the holder of collateral mortgage financing has received 10% of the net sale proceeds remaining after investors have received an aggregate amount equal to their capital contributions), the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 70%/30%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partner and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto.

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e, Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating Partnership: The Trust, as general partner of the Operating Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating

Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is also entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "-Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at "-Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at "-Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "-Amendments of Governing Agreements."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at "-Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                    Grove Hamlet

                          SUPPLEMENT DATED _____, 1998
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1998

                 Central Florida Income Appreciation Fund, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                (General Partner: Baron Capital of Florida, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1998 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust, the general partner of the Operating Partnership (the "Trust"), and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Limited Partners may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders").

o Limited Partners who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.


---------------------------------------------------------------------------------------------------------------------

                                                 TABLE OF EXCHANGE VALUES

---------------------------------------------------------------------------------------------------------------------
Valuation of         Aggregate Number of Units          Number of Units               Percentage of Units offered
the Exchange         offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)       Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                     Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                        (dollar value)(2)             limited partners in all
                                                                                      partnerships participating in
                                                                                      the initial transactions of the
                                                                                      Exchange Offering

$2,575,887           125,275 Units ($1,252,750)         119 Units ($1,190)            8.94%
---------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS

(1) Based on the appraised market value of the Exchange Partnership's interest in residential apartment property and other considerations discussed below at "Valuation Method."

(2) Valuation of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit to be issued has an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1998
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1998

                                  INTRODUCTION

     The Trust and the Operating Partnership constitute a self-administered and self-managed real estate company which has been organized to acquire equity interests in existing residential apartment properties located in the United States and to provide or acquire debt financing secured by mortgages on such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering and Units it will issue in the Exchange Offering and other transactions to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Central Florida Income Appreciation Fund, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and all other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 13 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in a residential apartment property and, in one case, a subordinated mortgage interest secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the 14 Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of offerees accept the offering such that the offering involves the issuance of Units with an initial value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership whose limited partners holding at least 90% of the limited partnership interest therein elect to accept the offering.

     The initial transactions of the Exchange Offering involve 14 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties") which consist of an aggregate of 849 residential units (comprised of studio, one, two, three and four-bedroom units). Ten of the properties are located in Florida, one property in Georgia, one property in Indiana and two properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     For purposes of the Exchange Offering, the 14 Exchange Partnerships have been valued at $33,638,991. The value is based on an appraisal performed by a qualified and licensed independent appraisal firm on each property in which a respective partnership owns a direct or indirect interest. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily valued at $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares. If the Exchange Offering is fully completed in respect of all 14 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the property interests indirectly acquired will have an aggregate purchase price of approximately $33,638,991, comprised of Units to be issued with an initial value of approximately $14,017,080 plus first mortgage and other indebtedness of approximately $19,424,161 to which the underlying properties are subject. The property interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering (with an initial value of approximately $10,982,920) have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to convert all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10 per share. As of the date of this Supplement, the Trust has sold SK fill in when supplement is ready Common Shares in the Cash Offering (representing gross proceeds of $SK fill in when supplement is ready). The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293. The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $8,000 to $14,000 (aggregate amount approximately $200,000) to certain real estate partnerships managed by affiliates of the Managing Shareholder, including each of the Exchange Partnerships. In exchange, the Operating Partnership received a special non-voting limited partnership interest in such partnerships. Each partnership interest acquired by the Operating Partnership is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information describing the foregoing investments made by the Operating Partnership to date, first mortgage financing to which property interests acquired are subject and financial statements reflecting the results of operations of the properties. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder.

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership by the Operating Partnerships after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in April 1993. In July 1994, Baron Capital of Florida, Inc. (formerly named Sigma Financial Capital, Inc.), the General Partner of the Exchange Partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 2,100 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $1,050,000). The offering was fully subscribed and closed in October 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 56-unit residential apartment property referred to as the Grove Hamlet Apartment Property located in Deland, Florida.

     The property is subject to a first mortgage having a principal balance at May 31, 1998 of approximately $1,254,807, a fixed interest rate of 9.50% and a maturity date of October 2005. The loan amortizes on a 25-year basis.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables entitled "Property Information" and "Mortgage Information" on pages ___ and ____ of the Prospectus and Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering; Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder, the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership has been estimated at $2,575,887. The value is based on an appraisal performed on the partnership's direct or indirect property interests by a qualified and licensed independent appraisal firm. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership and each of the other Exchange Partnerships differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition.

     The General Partner of the Exchange Partnership believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to (i) the appraised value of the property interests held by the Exchange Partnership, (ii) the current principal balance of mortgage financing secured by the underlying property,
(iii) other assets and liabilities of the partnership and (iv) the valuation of Units to be offered to the Limited Partners in the Exchange Offering:


Appraised value of property interests:                $2,575,887

Cash and cash equivalent assets:                      $4,344

Other assets:                                         $66,987 (comprised of
                                                      equity contributed by
                                                      General Partner)

5/31/98 principal balance of mortgage financing
secured by property:                                  $1,254,807

Other liabilities:                                    $32,129

Value assigned to the Partnership(1):                 $2,575,887

Aggregate number of Units offered to all Limited
Partners in the Partnership (dollar value)(2):        125,275 Units ($1,252,750)

Number of Units offered to each Limited Partner
in the Partnership per $1,000 of original
investment (dollar value)(2):                         119 Units ($1,190)

Percentage of all Units offered to the Limited
Partners in the Partnership in relation to the
maximum number of Units offered to Limited
Partners in all Exchange Partnerships:                8.94%

Capital contributions made by Original                $100,000 cash; waiver of
Investors to Partnership:                             all ongoing fees payable
                                                      to General Partner of
                                                      Partnership; assignment to
                                                      the Operating Partnership
                                                      of all back-end interests
                                                      of the General Partner in
                                                      the Partnership; and
                                                      advancement to date of at
                                                      least $300,000 in
                                                      formative expenses.

----------
(1) Based on the appraised market value of the Exchange Partnership's interest in residential apartment property and other considerations discussed herein.

(2) Valuation of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit to be issued has an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in the Cash Offering. As described above at "The Exchange Offering," Unitholders may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership in April 1993 through May 31, 1998, the aggregate amount of compensation paid to the General Partner in connection with the operation of the partnership (excluding commissions and fees in connection with the original private offering) has been approximately $________. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner would not have been entitled to be paid any compensation or cash distributions during such period.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) have each received an amount of Operating Partnership Units which are exchangeable (with certain restrictions described below) into 9.5% of the Common Shares of the Trust outstanding after the completion of the Cash Offering and the Exchange Offering, on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. As described further below, Mr. McGrath and Mr. Geiger have deposited such Units into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     The Original Investors' consideration for the Units issued to them include
(1) an initial cash contribution of $100,000 to the Operating Partnership; (2) an assignment to the Operating Partnership or waiver of all future economic interests (including back end interests and administrative fees) attributable to the corporate general partners including the General Partner, which manage Participating Exchange Partnerships; and (3) the advancement to date of in excess of $300,000 in formative expenses, including the support of the activities of the entire operating staff of an affiliate of the Managing Shareholder in connection with the offerings.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. Furthermore, although the Original Investors will retain any voting rights to which the escrowed Units are entitled, as long as the Units are escrowed, any dividends paid on the escrowed Units will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

            1994:                               $31,930.64
            1995:                               $105,000.00
            1996:                               $78,750.00
            1997:                               $0
            1998 (through
              May 31st):                        $2,000.00

                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "Selected Financial Data" contains selected audited operating data for the 14 Exchange Properties and two properties in which the Operating Partnership has acquired an interest as of the date of this Supplement (the "Acquired Properties"), on a consolidated basis for the twelve-month periods ended December 31, 1996 and December 31, 1997, and selected unaudited operating data for such properties on a consolidated basis for the five-month period ended May 31, 1998. The data was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to the Exchange Properties. The statements of revenues and certain expenses, including the notes thereto, for the 14 Exchange Partnerships are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The statements should be reviewed by the Limited Partners prior to making a decision whether or not to accept the Exchange Offering. The statements of revenues and certain expenses exclude material expenses described in the notes thereto (including partnership administrative expenses, major maintenance, depreciation, amortization and professional fees) that would not be comparable to those resulting from the proposed future operations of the Exchange Properties and the Acquired Properties.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2025 (the year of the fortieth anniversary of its formation), unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including (i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust: Terminates on December 31, 2098 unless terminated earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions; the General Partner is then entitled to receive a similar return on its capital contribution. Thereafter, the Limited Partners are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 70%/30%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partner and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto.

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e, Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating Partnership: The Trust, as general partner of the Operating Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is also entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at " - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                 Lamplight Court

                          SUPPLEMENT DATED _____, 1998
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1998

               Lamplight Court of Bellefontaine Apartments, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                    (General Partner: Baron Capital IX, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1998 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust, the general partner of the Operating Partnership (the "Trust"), and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Limited Partners may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders").

o Limited Partners who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.


---------------------------------------------------------------------------------------------------------------------

                            TABLE OF EXCHANGE VALUES

---------------------------------------------------------------------------------------------------------------------
Valuation of         Aggregate Number of Units          Number of Units               Percentage of Units offered
the Exchange         offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)       Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                     Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                        (dollar value)(2)             limited partners in all
                                                                                      partnerships participating in
                                                                                      the initial transactions of the
                                                                                      Exchange Offering

 $2,147,000           78,098 Units ($780,980)            112 Units ($1,120)                       5.57%
---------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS

(1) Based on the appraised market value of the Exchange Partnership's interest in residential apartment property and other considerations discussed below at "Valuation Method."

(2) Valuation of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit to be issued has an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1998
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1998

                                  INTRODUCTION

     The Trust and the Operating Partnership constitute a self-administered and self-managed real estate company which has been organized to acquire equity interests in existing residential apartment properties located in the United States and to provide or acquire debt financing secured by mortgages on such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering and Units it will issue in the Exchange Offering and other transactions to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Lamplight Court of Bellefontaine Apartments, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and all other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 13 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in a residential apartment property and, in one case, a subordinated mortgage interest secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the 14 Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of offerees accept the offering such that the offering involves the issuance of Units with an initial value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership whose limited partners holding at least 90% of the limited partnership interest therein elect to accept the offering.

     The initial transactions of the Exchange Offering involve 14 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties") which consist of an aggregate of 849 residential units (comprised of studio, one, two, three and four-bedroom units). Ten of the properties are located in Florida, one property in Georgia, one property in Indiana and two properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     For purposes of the Exchange Offering, the 14 Exchange Partnerships have been valued at $33,638,991. The value is based on an appraisal performed by a qualified and licensed independent appraisal firm on each property in which a respective partnership owns a direct or indirect interest. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily valued at $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares. If the Exchange Offering is fully completed in respect of all 14 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the property interests indirectly acquired will have an aggregate purchase price of approximately $33,638,991, comprised of Units to be issued with an initial value of approximately $14,017,080 plus first mortgage and other indebtedness of approximately $19,424,161 to which the underlying properties are subject. The property interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering (with an initial value of approximately $10,982,920) have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to convert all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10 per share. As of the date of this Supplement, the Trust has sold SK fill in when supplement is ready Common Shares in the Cash Offering (representing gross proceeds of $SK fill in when supplement is ready). The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293. The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $8,000 to $14,000 (aggregate amount approximately $200,000) to certain real estate partnerships managed by affiliates of the Managing Shareholder, including each of the Exchange Partnerships. In exchange, the Operating Partnership received a special non-voting limited partnership interest in such partnerships. Each partnership interest acquired by the Operating Partnership is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information describing the foregoing investments made by the Operating Partnership to date, first mortgage financing to which property interests acquired are subject and financial statements reflecting the results of operations of the properties. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder.

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership by the Operating Partnerships after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in February 1996. In March 1996, Baron Capital IX, Inc., the General Partner of the Exchange Partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 700 units of limited partner interest in the Exchange Partnership at a purchase price of $1,000 per unit (gross proceeds of $700,000). The offering was fully subscribed and closed in November 1996. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interest in a limited partnership which holds a fee simple interest in a 80-unit residential apartment property referred to as the Lamplight Court Apartment Property located in Bellefontaine, Ohio and an unrecorded second mortgage interest in the property.

     The property is subject to a first mortgage having a principal balance at May 31, 1998 of approximately $1,376,182, a fixed interest rate of 9.04% and a maturity date of November 2006. The loan amortizes on a 25-year basis.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables entitled "Property Information" and "Mortgage Information" on pages ___ and ____ of the Prospectus and Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering; Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder, the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership has been estimated at $2,147,000. The value is based on an appraisal performed on the partnership's direct or indirect property interests by a qualified and licensed independent appraisal firm. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership and each of the other Exchange Partnerships differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition.

     The General Partner of the Exchange Partnership believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to (i) the appraised value of the property interests held by the Exchange Partnership, (ii) the current principal balance of mortgage financing secured by the underlying property,
(iii) other assets and liabilities of the partnership and (iv) the valuation of Units to be offered to the Limited Partners in the Exchange Offering:


Appraised value of property interests:                   $2,147,000

Cash and cash equivalent assets:                         $4,359

Other assets:                                            N/A

5/31/98 principal balance of mortgage financing
secured by property:                                     $1,376,182

Other liabilities:                                       $20,383

Value assigned to the Partnership(1):                    $2,147,000

Aggregate number of Units offered to all Limited
Partners in the Partnership (dollar value)(2):           78,098 Units ($780,980)

Number of Units offered to each Limited Partner
in the Partnership per $1,000 of original
investment (dollar value)(2):                            112 Units ($1,120)

Percentage of all Units offered to the Limited
Partners in the Partnership in relation to the
maximum number of Units offered to Limited
Partners in all Exchange Partnerships:                   5.57%

Capital contributions made by Original                   $100,000 cash; waiver
Investors to Partnership:                                of all ongoing fees
                                                         payable to General
                                                         Partner of Partnership;
                                                         assignment to the
                                                         Operating Partnership
                                                         of all back-end
                                                         interests of the
                                                         General Partner in the
                                                         Partnership; and
                                                         advancement to date of
                                                         at least $300,000 in
                                                         formative expenses.

----------
(1)Based on the appraised market value of the Exchange Partnership's interest in residential apartment property and other considerations discussed herein.

(2) Valuation of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit to be issued has an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in the Cash Offering. As described above at "The Exchange Offering," Unitholders may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership in April 1996 through May 31, 1998, the aggregate amount of compensation paid to the General Partner in connection with the operation of the partnership (excluding commissions and fees in connection with the original private offering) has been approximately $20,000. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner would not have been entitled to be paid any compensation or cash distributions during such period.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) have each received an amount of Operating Partnership Units which are exchangeable (with certain restrictions described below) into 9.5% of the Common Shares of the Trust outstanding after the completion of the Cash Offering and the Exchange Offering, on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. As described further below, Mr. McGrath and Mr. Geiger have deposited such Units into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     The Original Investors' consideration for the Units issued to them include
(1) an initial cash contribution of $100,000 to the Operating Partnership; (2) an assignment to the Operating Partnership or waiver of all future economic interests (including back end interests and administrative fees) attributable to the corporate general partners including the General Partner, which manage Participating Exchange Partnerships; and (3) the advancement to date of in excess of $300,000 in formative expenses, including the support of the activities of the entire operating staff of an affiliate of the Managing Shareholder in connection with the offerings.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. Furthermore, although the Original Investors will retain any voting rights to which the escrowed Units are entitled, as long as the Units are escrowed, any dividends paid on the escrowed Units will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

            1996:                               $16,593.00
            1997:                               $69,092.78
            1998 (through
              May 31st):                        $52,500.00

                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "Selected Financial Data" contains selected audited operating data for the 14 Exchange Properties and two properties in which the Operating Partnership has acquired an interest as of the date of this Supplement (the "Acquired Properties"), on a consolidated basis for the twelve-month periods ended December 31, 1996 and December 31, 1997, and selected unaudited operating data for such properties on a consolidated basis for the five-month period ended May 31, 1998. The data was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to the Exchange Properties. The statements of revenues and certain expenses, including the notes thereto, for the 14 Exchange Partnerships are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The statements should be reviewed by the Limited Partners prior to making a decision whether or not to accept the Exchange Offering. The statements of revenues and certain expenses exclude material expenses described in the notes thereto (including partnership administrative expenses, major maintenance, depreciation, amortization and professional fees) that would not be comparable to those resulting from the proposed future operations of the Exchange Properties and the Acquired Properties.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2025 (the year of the fortieth anniversary of its formation), unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including (i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust: Terminates on December 31, 2098 unless terminated earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions; the General Partner is then entitled to receive a similar return on its capital contribution. Thereafter, the Limited Partners are entitled to receive 50% of any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner, and the General Partner the remaining 50%.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 50%/50%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partner and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto.

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the

Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and;
(vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e, Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of
Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating Partnership: The Trust, as general partner of the Operating Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating Partnership and are not by their terms limited to recourse against specific property. The limited partners

(other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is also entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "-Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                    Stadium Club

                          SUPPLEMENT DATED _____, 1998
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                               DATED _____, 1998

                     GSU Stadium Student Apartments, Ltd.,
                         a Florida limited partnership
                          (the "Exchange Partnership")
                    (General Partner: Baron Capital X, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1998 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust, the general partner of the Operating Partnership (the "Trust"), and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Limited Partners may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders").

o Limited Partners who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

---------------------------------------------------------------------------------------------------------------------

                            TABLE OF EXCHANGE VALUES

---------------------------------------------------------------------------------------------------------------------
Valuation of         Aggregate Number of Units          Number of Units               Percentage of Units offered
the Exchange         offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)       Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                     Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                        (dollar value)(2)             limited partners in all
                                                                                      partnerships participating in
                                                                                      the initial transactions of the
                                                                                      Exchange Offering

 $2,800,000           105,000 Units ($1,050,000)         117 Units ($1,170)                       7.49%
---------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS

(1) Based on the appraised market value of the Exchange Partnership's interest in residential apartment property and other considerations discussed below at "Valuation Method."

(2) Valuation of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit to be issued has an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1998
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1998

                                  INTRODUCTION

     The Trust and the Operating Partnership constitute a self-administered and self-managed real estate company which has been organized to acquire equity interests in existing residential apartment properties located in the United States and to provide or acquire debt financing secured by mortgages on such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering and Units it will issue in the Exchange Offering and other transactions to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to GSU Stadium Student Apartments, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and all other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 13 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in a residential apartment property and, in one case, a subordinated mortgage interest secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the 14 Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of offerees accept the offering such that the offering involves the issuance of Units with an initial value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership whose limited partners holding at least 90% of the limited partnership interest therein elect to accept the offering.

     The initial transactions of the Exchange Offering involve 14 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties") which consist of an aggregate of 849 residential units (comprised of studio, one, two, three and four-bedroom units). Ten of the properties are located in Florida, one property in Georgia, one property in Indiana and two properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     For purposes of the Exchange Offering, the 14 Exchange Partnerships have been valued at $33,638,991. The value is based on an appraisal performed by a qualified and licensed independent appraisal firm on each property in which a respective partnership owns a direct or indirect interest. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily valued at $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares. If the Exchange Offering is fully completed in respect of all 14 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the property interests indirectly acquired will have an aggregate purchase price of approximately $33,638,991, comprised of Units to be issued with an initial value of approximately $14,017,080 plus first mortgage and other indebtedness of approximately $19,424,161 to which the underlying properties are subject. The property interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering (with a value of approximately $10,982,920) have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to convert all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10 per share. As of the date of this Supplement, the Trust has sold SK fill in when supplement is ready Common Shares in the Cash Offering (representing gross proceeds of $SK fill in when supplement is ready). The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293. The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $8,000 to $14,000 (aggregate amount approximately $200,000) to certain real estate partnerships managed by affiliates of the Managing Shareholder, including each of the Exchange Partnerships. In exchange, the Operating Partnership received a special non-voting limited partnership interest in such partnerships. Each partnership interest acquired by the Operating Partnership is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information describing the foregoing investments made by the Operating Partnership to date, first mortgage financing to which property interests acquired are subject and financial statements reflecting the results of operations of the properties. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder.

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership by the Operating Partnerships after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in June 1995. In September 1995, Baron Capital X, Inc., the General Partner of the Exchange Partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 2,000 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $1,000,000). The offering was fully subscribed and closed in February 1996. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 60-unit residential apartment property referred to as the Stadium Club Apartment Property located in Statesboro, Georgia.

     The property is subject to a first mortgage having a principal balance at May 31, 1998 of approximately $1,740,736, a fixed interest rate of 7.87% and a maturity date of October 2005. The loan amortizes on a 30-year basis.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables entitled "Property Information" and "Mortgage Information" on pages ___ and ____ of the Prospectus and Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering; Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder, the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership has been estimated at $2,800,000. The value is based on an appraisal performed on the partnership's direct or indirect property interests by a qualified and licensed independent appraisal firm. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership and each of the other Exchange Partnerships differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition.

     The General Partner of the Exchange Partnership believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to (i) the appraised value of the property interests held by the Exchange Partnership, (ii) the current principal balance of mortgage financing secured by the underlying property,
(iii) other assets and liabilities of the partnership and (iv) the valuation of Units to be offered to the Limited Partners in the Exchange Offering:


Appraised value of property interests:                $2,800,000

Cash and cash equivalent assets:                      $30,854

Other assets:                                         N/A

Current principal balance of mortgage financing
secured by property:                                  $1,740,736

Other liabilities:                                    $28,885

Value assigned to the Partnership(1):                 $2,800,000

Aggregate number of Units offered to all Limited
Partners in the Partnership (dollar value)(2):        105,000 Units ($1,050,000)

Number of Units offered to each Limited Partner
in the Partnership per $1,000 of original
investment (dollar value)(2):                         117 Units ($1,170)

Percentage of all Units offered to the Limited
Partners in the Partnership in relation to the
maximum number of Units offered to Limited
Partners in all Exchange Partnerships:                7.49%

Capital contributions made by Original                $100,000 cash; waiver of
Investors to Partnership:                             all ongoing fees payable
                                                      to General Partner of
                                                      Partnership; assignment to
                                                      the Operating Partnership
                                                      of all back-end interests
                                                      of the General Partner in
                                                      the Partnership; and
                                                      advancement to date of at
                                                      least $300,000 in
                                                      formative expenses.

----------
(1)Based on the appraised market value of the Exchange Partnership's interest in residential apartment property and other considerations discussed herein.

(2) Valuation of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit to be issued has an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in the Cash Offering. As described above at "The Exchange Offering," Unitholders may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership in June 1995 through May 31, 1998, the aggregate amount of compensation paid to the General Partner in connection with the operation of the partnership (excluding commissions and fees in connection with the original private offering) has been approximately $29,500. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner would not have been entitled to be paid any compensation or cash distributions during such period.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) have each received an amount of Operating Partnership Units which are exchangeable (with certain restrictions described below) into 9.5% of the Common Shares of the Trust outstanding after the completion of the Cash Offering and the Exchange Offering, on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. As described further below, Mr. McGrath and Mr. Geiger have deposited such Units into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     The Original Investors' consideration for the Units issued to them include
(1) an initial cash contribution of $100,000 to the Operating Partnership; (2) an assignment to the Operating Partnership or waiver of all future economic interests (including back end interests and administrative fees) attributable to the corporate general partners including the General Partner, which manage Participating Exchange Partnerships; and (3) the advancement to date of in excess of $300,000 in formative expenses, including the support of the activities of the entire operating staff of an affiliate of the Managing Shareholder in connection with the offerings.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. Furthermore, although the Original Investors will retain any voting rights to which the escrowed Units are entitled, as long as the Units are escrowed, any dividends paid on the escrowed Units will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

          1995:                               $25,000.00
          1996:                               $84,961.00
          1997:                               $203,105.00*
          1998 (through
            May 31st):                        $71,904.28

          * $100,000 of such amount represents a return of capital attributable to net proceeds in connection with a first mortgage refinancing with an initial principal balance higher than the principal balance at the time of refinancing.

                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "Selected Financial Data" contains selected audited operating data for the 14 Exchange Properties and two properties in which the Operating Partnership has acquired an interest as of the date of this Supplement (the "Acquired Properties"), on a consolidated basis for the twelve-month periods ended December 31, 1996 and December 31, 1997, and selected unaudited operating data for such properties on a consolidated basis for the five-month period ended May 31, 1998.

The data was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to the Exchange Properties. The statements of revenues and certain expenses, including the notes thereto, for the 14 Exchange Partnerships are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The statements should be reviewed by the Limited Partners prior to making a decision whether or not to accept the Exchange Offering. The statements of revenues and certain expenses exclude material expenses described in the notes thereto (including partnership administrative expenses, major maintenance, depreciation, amortization and professional fees) that would not be comparable to those resulting from the proposed future operations of the Exchange Properties and the Acquired Properties.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2025 (the year of the fortieth anniversary of its formation), unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including (i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust: Terminates on December 31, 2098 unless terminated earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions; the General Partner is then entitled to receive a similar return on its capital contribution. Thereafter, the General Partner receives all remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 70%/30%

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partner and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto.

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e, Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating Partnership: The Trust, as general partner of the Operating Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is also entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "
- Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating

Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                    Steeplechase

                          SUPPLEMENT DATED _____, 1998
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1998

                    Baron Strategic Investment Fund II, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                   (General Partner: Baron Capital XXXI, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1998 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust, the general partner of the Operating Partnership (the "Trust"), and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Limited Partners may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders").

o Limited Partners who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

---------------------------------------------------------------------------------------------------------------------

                                        TABLE OF EXCHANGE VALUES

---------------------------------------------------------------------------------------------------------------------
Valuation of         Aggregate Number of Units          Number of Units               Percentage of Units offered
the Exchange         offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)       Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                     Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                        (dollar value)(2)             limited partners in all
                                                                                      partnerships participating in
                                                                                      the initial transactions of the
                                                                                      Exchange Offering

 $2,125,000            87,606 Units (876,060)            110 Units ($1,100)                      6.25%
---------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


(1) Based on the appraised market value of the Exchange Partnership's interest in residential apartment property and other considerations discussed below at "Valuation Method."

(2) Valuation of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit to be issued has an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1998
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1998

                                  INTRODUCTION

     The Trust and the Operating Partnership constitute a self-administered and self-managed real estate company which has been organized to acquire equity interests in existing residential apartment properties located in the United States and to provide or acquire debt financing secured by mortgages on such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering and Units it will issue in the Exchange Offering and other transactions to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Baron Strategic Investment Fund II, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and all other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 13 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in a residential apartment property and, in one case, a subordinated mortgage interest secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the 14 Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of offerees accept the offering such that the offering involves the issuance of Units with an initial value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership whose limited partners holding at least 90% of the limited partnership interest therein elect to accept the offering.

     The initial transactions of the Exchange Offering involve 14 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties") which consist of an aggregate of 849 residential units (comprised of studio, one, two, three and four-bedroom units). Ten of the properties are located in Florida, one property in Georgia, one property in Indiana and two properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     For purposes of the Exchange Offering, the 14 Exchange Partnerships have been valued at $33,638,991. The value is based on an appraisal performed by a qualified and licensed independent appraisal firm on each property in which a respective partnership owns a direct or indirect interest. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily valued at $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares. If the Exchange Offering is fully completed in respect of all 14 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the property interests indirectly acquired will have an aggregate purchase price of approximately $33,638,991, comprised of Units to be issued with an initial value of approximately $14,017,080 plus first mortgage and other indebtedness of approximately $19,424,161 to which the underlying properties are subject. The property interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering (with an initial value of approximately $10,982,920) have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to convert all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10 per share. As of the date of this Supplement, the Trust has sold SK fill in when supplement is ready Common Shares in the Cash Offering (representing gross proceeds of $SK fill in when supplement is ready). The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293. The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $8,000 to $14,000 (aggregate amount approximately $200,000) to certain real estate partnerships managed by affiliates of the Managing Shareholder, including each of the Exchange Partnerships. In exchange, the Operating Partnership received a special non-voting limited partnership interest in such partnerships. Each partnership interest acquired by the Operating Partnership is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information describing the foregoing investments made by the Operating Partnership to date, first mortgage financing to which property interests acquired are subject and financial statements reflecting the results of operations of the properties. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder.

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership by the Operating Partnerships after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in April 1996. In May 1996, Baron Capital XXXI, Inc., the General Partner of the Exchange Partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 1,600 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $800,000). The offering was fully subscribed and closed in October 1996. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 72-unit residential apartment property referred to as the Steeplechase Apartment Property located in Anderson, Indiana.

     The property is subject to a first mortgage having a principal balance at May 31, 1998 of approximately $1,244,892, a fluctuating interest rate of 7.25% for the first two years of the loan, 7.75% for years three and four and 8.25% thereafter, and a maturity date of October 2006. The loan amortizes on a 30-year basis.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables entitled "Property Information" and "Mortgage Information" on pages ___ and ____ of the Prospectus and Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering; Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a

Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder, the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership has been estimated at $2,125,000. The value is based on an appraisal performed on the partnership's direct or indirect property interests by a qualified and licensed independent appraisal firm. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership and each of the other Exchange Partnerships differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition.

     The General Partner of the Exchange Partnership believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to (i) the appraised value of the property interests held by the Exchange Partnership, (ii) the current principal balance of mortgage financing secured by the underlying property,
(iii) other assets and liabilities of the partnership and (iv) the valuation of Units to be offered to the Limited Partners in the Exchange Offering:

Appraised value of property interests:                                          $2,125,000

Cash and cash equivalent assets:                                                $18,764

Other assets:                                                                   N/A

5/31/98 principal balance of mortgage financing
secured by property:                                                            $1,244,892

Other liabilities:                                                              $78,757

Value assigned to the Partnership(1):                                           $2,125,000

Aggregate number of Units offered to all Limited

Partners in the Partnership (dollar value)(2):                                  87,606 Units ($876,060)

Number of Units offered to each Limited Partner
in the Partnership per $1,000 of original
investment (dollar value)(2):                                                   110 Units ($1,100)

Percentage of all Units offered to the Limited
Partners in the Partnership in relation to the
maximum number of Units offered to Limited
Partners in all Exchange Partnerships:                                          6.25%

Capital contributions made by Original Investors to Partnership:                $100,000 cash; waiver of all ongoing fees payable to
                                                                                General Partner of Partnership; assignment to the
                                                                                Operating Partnership of all back-end interests of
                                                                                the General Partner in the Partnership; and
                                                                                advancement to date of at least $300,000 in
                                                                                formative expenses.

----------
(1) Based on the appraised market value of the Exchange Partnership's interest in residential apartment property and other considerations discussed herein.

(2) Valuation of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit to be issued has an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in the Cash Offering. As described above at "The Exchange Offering," Unitholders may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership in April 1996 through May 31, 1998, the General Partner has not been paid any compensation in connection with the operation of the partnership (excluding commissions and fees in connection with the original private offering). During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner would not have been entitled to be paid any compensation or cash distributions during such period.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) have each received an amount of Operating Partnership Units which are exchangeable (with certain restrictions described below) into 9.5% of the Common Shares of the Trust outstanding after the completion of the Cash Offering and the Exchange Offering, on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. As described further below, Mr. McGrath and Mr. Geiger have deposited such Units into a security escrow account for six to nine years, subject to earlier release under certain conditions.


     The Original Investors' consideration for the Units issued to them include
(1) an initial cash contribution of $100,000 to the Operating Partnership; (2) an assignment to the Operating Partnership or waiver of all future economic interests (including back end interests and administrative fees) attributable to the corporate general partners including the General Partner, which manage Participating Exchange Partnerships; and (3) the advancement to date of in excess of $300,000 in formative expenses, including the support of the activities of the entire operating staff of an affiliate of the Managing Shareholder in connection with the offerings.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. Furthermore, although the Original Investors will retain any voting rights to which the escrowed Units are entitled, as long as the Units are escrowed, any dividends paid on the escrowed Units will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

            1996:                               $2,942.00
            1997:                               $76,600.60
            1998 (through
              May 31st):                        $19,600.00

                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "Selected Financial Data" contains selected audited operating data for the 14 Exchange Properties and two properties in which the Operating Partnership has acquired an interest as of the date of this Supplement (the "Acquired Properties"), on a consolidated basis for the twelve-month periods ended December 31, 1996 and December 31, 1997, and selected unaudited operating data for such properties on a consolidated basis for the five-month period ended May 31, 1998. The data was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to the Exchange Properties. The statements of revenues and certain expenses, including the notes thereto, for the 14 Exchange Partnerships are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The statements should be reviewed by the Limited Partners prior to making a decision whether or not to accept the Exchange Offering. The statements of revenues and certain expenses exclude material expenses described in the notes thereto (including partnership administrative expenses, major maintenance, depreciation, amortization and professional fees) that would not be comparable to those resulting from the proposed future operations of the Exchange Properties and the Acquired Properties.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2025 (the year of the fortieth anniversary of its formation), unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including (i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust: Terminates on December 31, 2098 unless terminated earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to theLimited Partners until they have received a 12.5% non-cumulative return on their capital contributions; the General Partner is then entitled to receive a similar return on its capital contribution. Thereafter, the Limited Partners are entitled to receive 50% of any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner, and the General Partner the remaining 50%.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 12.5% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 50%/50%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partner and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto.

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the

Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e, Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating Partnership: The Trust, as general partner of the Operating Partnership, is generally liable for all obligations of the Operating

Partnership to the extent such obligations are not paid by the Operating Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is also entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to

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exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "- Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at "- Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at "- Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at "- Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

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Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.



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